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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238762

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 1, 2020.

Preliminary Prospectus Supplement
(to Prospectus dated May 29, 2020)

171,480,000 Ordinary Shares

NetEase, Inc.

          We are offering 171,480,000 ordinary shares, par value US$0.0001 per share, as part of a global offering, comprising an international offering of initially 166,330,000 ordinary shares offered hereby, and a Hong Kong public offering of initially 5,150,000 ordinary shares.

          ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market, or the Nasdaq, under the symbol "NTES." On May 29, 2020, the last reported trading price of our ADSs on the Nasdaq was US$382.90 per ADS, or HK$118.79 per ordinary share, based upon an exchange rate of HK$7.7561 to US$1.00. Each ADS represents 25 ordinary shares.

          We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about June 5, 2020. The maximum offer price for the Hong Kong public offering is HK$126.00, or US$16.25, per ordinary share (equivalent to US$406.13 per ADS).

          The allocation of ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see "Underwriting" beginning on page S-45 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See "Underwriting—Pricing." The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the global offering that may be resold from time to time into the United States in compliance with applicable law.

          We have applied to list our ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, under the stock code "9999."

          Investing in the ordinary shares involves a high degree of risk. See the "Risk Factors" beginning on page S-23 of this prospectus supplement.

          Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

HK$        PER ORDINARY SHARE

	Per Ordinary Share	Total

Public Offering Price	HK$ (1)	HK$

Underwriting discounts and commissions(2)	HK$	HK$

Proceeds to us (before expenses)(3)	HK$	HK$

(1)
Equivalent to US$        per ADS, based upon each ADS representing 25 of our ordinary shares and an exchange rate of HK$        to US$1.00.

(2)
See "Underwriting" beginning on page S-45 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds of HK$        from the sale of 5,150,000 ordinary shares in the Hong Kong public offering.

          We have granted the international underwriters the option, exercisable by China International Capital Corporation Hong Kong Securities Limited, Credit Suisse (Hong Kong) Limited and J.P. Morgan Securities (Asia Pacific) Limited, or the Joint Global Coordinators, on behalf of the international underwriters, to purchase up to an additional 25,722,000 ordinary shares at the public offering price in the international offering until 30 days after the last day for the lodging of applications under the Hong Kong public offering. J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Shining Globe International Limited that is intended to facilitate the settlement of over-allocations. J.P. Morgan Securities plc is obligated to return ordinary shares to Shining Globe International Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Shining Globe International Limited for the loan of these ordinary shares.

          The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about                , 2020.

Joint Sponsors, Joint Global Coordinators and Joint Bookrunners
(in alphabetical order)

CICC	Credit Suisse	J.P. Morgan

Joint Bookrunners
(in alphabetical order)

ABCI	BOCI	CCBI	Citigroup	CMBI	HSBC	HTSC	ICBCI	Tiger Brokers	UBS

Prospectus Supplement dated                , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we nor the underwriters are making an offer of the ordinary shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

LETTER FROM OUR FOUNDER AND CEO

"Believing in the Power of Passion"
CEO William Ding's Letter to Investors—
On NetEase's 20th Listing Anniversary

Dear NetEase Investors,

        When NetEase went public on Nasdaq in June 2000, we began a new journey, which coincided with the start of a new century. We were all curious about what the future would hold.

        NetEase's share price has risen significantly in the 20 years since listing, and we have maintained a regular quarterly dividend for the last six consecutive years, a trend that strongly demonstrates our commitment to returning value to shareholders and symbolises our youthful vigor and vitality.

        We are truthful, high-spirited, enthusiastic and curious, rather than complicated and calculating. The contrast of our uncomplicatedness to a world full of complications often makes NetEase an "enigmatic" company. I'd like to take this opportunity to dispel some of the confusion and misconceptions that may exist about our business.

1.     Some say they don't understand NetEase's strategies.

  In my view, the term "strategy" has become an overly metaphysical concept, which one associates with an ambitious blueprint and elaborate planning. However, the attractiveness of business lies precisely in the fact that unexpected occurrences often undo carefully calculated plans.

  For NetEase, our business strategy is by no means derived from some grand masterplan. Before embarking on new businesses, we usually ask ourselves three questions: Does this product truly address user needs? Are we passionate about it? Are we capable of delivering superior services and products compared to our competitors?

  This is our philosophy—one that is centred on user demand, driven by dedication and empowered by capability. Our philosophy embodies a relentless pursuit of our vision and an unwavering belief that we will find our answers in the end.

  As such, the notion of being "user centric" and "passionate" is manifest in the history of our company. Through these ideas, one can truly understand us. In an ever-changing world, our ethos and perpetual desire to meet users' demands remain constant.

  NetEase believes in the power of people.

2.     Some say they don't understand NetEase's pace.

  When it comes to the internet, being perceived as being slow seems to be a "sin" to some. However, the mere desire for speed comes at the cost of the inability to appreciate beauty and what is really important to users and what makes a product great. NetEase has never feared to progress at its own pace. Instead of being driven by short-term goals, we focus on innovation and delivering premium content and an excellent experience to users. This is the path that we have chosen and adhered to since our early days.

  Developing "premium content and product excellence" involves years of hard work. It requires us to dig deep and gain insights into user needs and to attend to the most intricate product details.

  We are okay with spending two decades to fine-tune a game or several years to perfect a music app. Our principle is an unwavering belief in proceeding at our own pace, come what may.

  Running a company is not a 100-meter sprint but rather a marathon. One does not simply win the race with a faster start. As we focus on our long-term goals, we strive to create wonders for our users and the best possible products and services.

  NetEase believes in the power of time.

3.     Some say they don't know how to define NetEase.

  NetEase has experienced and withstood numerous market cycles. Our resilience through difficult circumstances is not a result of wit or luck, but a testament to our respect of and adherence to the fundamental driver of long-term business success: the creation of true value for our users and society at large.

  From e-mail services, web portals and interactive entertainment to Youdao products, open courses, music streaming and e-commerce services, etc., we don't define ourselves as a specific type of company nor limit ourselves to one particular field. As long as we believe in our ability to make a difference, we are willing to go the extra mile to achieve it.

  Such philosophy sometimes comes at a potential cost of missing short-term gains or being misunderstood, and sometimes being mocked. However, we embrace these obstacles with an unwavering faith in our mission and our values.

  We hope to bring a little more positivity and a little more wonderfulness to the world every time that we can. When there is a clash between idealism and practicality, our approach is to lean toward the former. Our thinking is grounded in the belief that if we stick with our principles, wonderfulness will gradually come and be evident in our offerings.

  Such is the underlying ethos for success.

  NetEase believes in the power of faith.

The Future of NetEase

        NetEase's growth will continue to be transparent and driven by our faith and passion. This remains our blueprint for the next 20 years, one which we will adhere to and persevere with. Going forward, we are committed to the following four causes:

1.     Building an organization that is self-evolving and entrepreneurial

  Since the end of 2018, we have enacted a series of organizational and structural adjustments to streamline and stay focused on our core businesses, which we believe has made us more resilient to global crises. Our next step is to prioritise organizational development. We recently revisited our corporate culture, accentuating key notions of our corporate values such as "passion" and "connection with users" with our employees—values we intend to embody and uphold.

  NetEase became listed on Nasdaq when I was 29 years old. At that time, we had 221 employees. Today, the number of our employees has grown almost a hundred-fold to over 20,000, while the average age of our employees has remained under 29. A coincidence, but also a perfect reflection of NetEase: seasoned and mature, yet young and entrepreneurial.

  We will continue to aggressively search for youthful, intelligent, dedicated and intrepid talents to train and nurture. We want them to have the right opportunity to grow quickly and shine. This will be of great importance.

2.     Advancing NetEase's strategy of quality and excellence to continue delivering products and services that make us proud

  2020 will no doubt be a year of uncertainties and challenges, but our pursuit of excellence remains unchanged. NetEase strives to run businesses and develop products that withstand the test of time. We aim to exceed user expectations, not merely meet them.

  We aspire to create products and services that our employees are proud of and our users truly love. While such pursuit of excellence may bring forth competition and imitation, it will further drive us to reflect and continue to innovate in order to be an industry leader—a positive cycle that ultimately improves the user experience.

3.     Embracing global opportunities while further solidifying our position in China

  In the last several years, NetEase has started to explore global opportunities. While some people may not have noticed these efforts, we have seen remarkable results in these early explorations.

  Becoming more global is a crucial part of and an inevitable step in NetEase's growth. Our vision to "foster collaboration and realize people's aspiration for a better life through technology and innovation" calls for a bigger platform. Going forward, as we continue to solidify our position in China, we will also further expand overseas, driving innovation and breakthroughs through incubation, investment, collaboration, and strategic partnerships. We strongly believe that high-quality Chinese products and services deserve more spotlight on the international stage.

4.     Empowering individuals with more accessible resources

  The start of NetEase was inspired by the spirit of the internet. We will continue to adhere to this spirit of openness, fairness and sharing as we march forward. We are not only driven by short-term profits and hope our stakeholders can understand and support our philosophy.

  The post-COVID-19 era may be different but also presents unique opportunities for growth. NetEase will continue to help our community in areas such as basic human needs and empower people with innovations and technology in areas such as education and entertainment.

        So to the shareholders of NetEase, I wish to say that when NetEase first became public 20 years ago, our youthfulness was the biggest barrier to gaining trust from the investment community and the media. But as you have witnessed, it was exactly our youthfulness that fuelled our enthusiasm for hope and opportunity in the decades that followed.

        As we come to NetEase's 20th listing anniversary this month, we are at another new starting point. We are also preparing our secondary listing on the Stock Exchange of Hong Kong, bringing our established brand back to China. I believe that returning to a market that is closer to our roots will further fuel our passion in our business and our users.

        We would like to thank our colleagues and users for accompanying us on NetEase's long journey. And a big thank you to our shareholders. I would like to conclude with a phrase I used in 2003 at my alma mater:

        "To date, we have yet to achieve success and are still growing."

William Ding

Founder and CEO of NetEase

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Global Offering (as defined in this prospectus supplement under the "Underwriting" section) and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus dated May 29, 2020 included in the registration statement on Form F-3 (No. 333-238762), which provides more general information.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        The Global Offering comprises an International Offering and Hong Kong Public Offering (each as defined in this prospectus supplement under the "Underwriting" section). Other than the Hong Kong Public Offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference market and industry data that was obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

  •
  "ADSs" are to our American depositary shares, each of which represents 25 of our ordinary shares;

  •
  "Blizzard" are to Blizzard Entertainment, Inc. and its affiliated companies;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "HK$" and "Hong Kong dollars" are to the legal currency of the Hong Kong Special Administrative Region of the PRC;

  •
  "MAUs" are, with respect to each of Youdao's products and services (except for smart devices), to the average of the monthly number of unique mobile or PC devices, as the case may be,

    through which such product and service is accessed at least once in that month (duplicate access to different products and services is not eliminated from the calculation). MAUs for Youdao are calculated using internal company data, treating each distinguishable device as a separate MAU even though some users may access Youdao's products and services using more than one device and multiple users may access our services using the same;

  •
  "Q1 Dividend" are to the dividend of US$0.0464 per ordinary share (equivalent to US$1.16 per ADS, representing 25 ordinary shares) for the first quarter of 2020 approved by our board of directors, which we expect to pay on June 23, 2020 to shareholders of record as of the close of business on June 12, 2020;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "shares" and "ordinary shares" are to our ordinary shares, par value US$0.0001 per ordinary share;

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States;

  •
  "U.S. GAAP" are to the generally accepted accounting principles in the United States;

  •
  "we," "us," "our company" and "our" are NetEase, Inc. and, where context requires, its consolidated subsidiaries (including its consolidated affiliated entities); and

  •
  "Youdao" are to Youdao, Inc., our majority-controlled subsidiary which is listed on the New York Stock Exchange under the symbol "DAO."

        This prospectus supplement contains translations of RMB amounts and Hong Kong dollar amounts into U.S. dollars at specific rates solely for your convenience. Most of our revenues are denominated in RMB, and we use RMB as our reporting currency. Unless otherwise indicated, all translations of RMB into U.S. dollars were made at RMB7.0808 to US$1.00 and all translations of Hong Kong dollars into U.S. dollars were made at HK$7.7531 to US$1.00, the respective exchange rates on March 31, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the RMB amounts or Hong Kong dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at any particular rate or at all.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude ordinary shares issuable upon the vesting of restricted share units, or RSUs, outstanding under our RSU plans as of the date of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain forward-looking statements that are, by their nature, subject to significant risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will," "expect," "anticipate," "estimate," "believe," "going forward," "ought to," "may," "seek," "should," "intend," "plan," "projection," "could," "vision," "goals," "aim," "aspire," "objective," "target," "schedules" and "outlook") are not historical facts, are forward-looking and may involve estimates and assumptions and are subject to risks (including but not limited to the risk factors detailed in this prospectus supplement), uncertainties and other factors some of which are beyond our company's control and which are difficult to predict. Accordingly, these factors could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

        Our forward-looking statements have been based on assumptions and factors concerning future events that may prove to be inaccurate. Those assumptions and factors are based on information currently available to us about the businesses that we operate. The risks, uncertainties and other factors, many of which are beyond our control, that could influence actual results include, but are not limited to:

  •
  our operations and business prospects;

  •
  our business and operating strategies and our ability to implement such strategies;

  •
  our ability to develop and manage our operations and business;

  •
  competition for, among other things, capital, technology and skilled personnel;

  •
  our ability to control costs;

  •
  our dividend policy;

  •
  changes to regulatory and operating conditions in the industry and geographical markets in which we operate; and

  •
  all other risks and uncertainties, including those listed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus and the documents incorporated therein by reference.

        Since actual results or outcomes could differ materially from those expressed in any forward-looking statements, we strongly caution investors against placing undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as at the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. Statements of or references to our intentions or those of any of our directors are made as at the date of this prospectus supplement. Any such intentions may change in light of future developments.

        All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are expressly qualified by reference herein and therein to this cautionary statement.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the ordinary shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

OVERVIEW

Our mission

        Our mission is to create wonders through delivering premium content and excellent service to users.

        This mission has guided us through the past 23 years in delivering premium content and services. We started as a Chinese internet portal in the late 1990s, and established our media and e-mail services that continue to thrive today; strategically expanded into online games in 2001, which now makes us the second largest mobile game company in the world in terms of combined iOS and Google Play user spending in 2019, according to App Annie Inc., or App Annie, a global mobile application intelligence platform; launched our Youdao business in 2006 that eventually became an New York Stock Exchange-listed intelligent learning platform; introduced NetEase Cloud Music, a music streaming platform, in 2013; and opened our e-commerce platform Yanxuan in 2016, which quickly emerged as a destination for private label merchandise.

Our vision

        Founded by William Lei Ding in 1997, our company has a vision of fostering collaboration and realizing people's aspiration for a better life through technology and innovation.

Our core values

        The following integrated concepts form the fundamentals of our corporate values:

  •
  Passion;

  •
  User-centricity;

  •
  Innovation; and

  •
  Harmony.

        Since Day 1, we have persistently focused on our core values, which solidify our services and products, motivate us to create and grow new ideas, and serve as the compass for our endless exploration of new initiatives and opportunities.

Who we are today

ONLINE GAMES

2019 ONLINE GAMES REVENUE SPLIT

PC
29%
Mobile
71%
Overseas
11%
China
89%
Licensed
10%
Self-developed
90%

SELF-DEVELOPED GAMES

- Fantasy Westward Journey (Mobile)
- Westward Journey (Mobile)
- Onmyoji series
- Knives Out
- Identity V
- Fantasy Westward Journey (PC)
- Westward Journey (PC)
- Justice

LICENSED GAMES

- World of Warcraft (Blizzard)
- Diablo III (Blizzard)
- Hearthstone (Blizzard)
- Minecraft (Microsoft)

YOUDAO

LEARNING SERVICES

- Youdao Premium Courses
- China University MOOC
- Youdao Smart Cloud

LEARNING PRODUCTS

- Youdao Dictionary
- Youdao Translation
- Youdao Dictionary Pen

INNOVATIVE BUSINESSES AND OTHERS

- NetEase Cloud Music
- NetEase Yanxuan
- 網易 NetEase www.163.com
- NetEase News
- NetEase CC Live-streaming
- NetEase Mail

        We have a successful online game business, developing and operating a rich portfolio of highly popular titles. We currently offer over 140 mobile and PC games across a wide range of genres, satisfying the ever-growing and diversifying needs of the global gamer community. Leveraging our user insights and execution expertise, we also incubated and developed in-house a pipeline of innovative and successful businesses, including intelligent learning and other businesses, ranging from music streaming and private label e-commerce to internet media, e-mail services and others. As of December 31, 2019, we had over 1.0 billion registered e-mail users and over 800 million NetEase Cloud Music registered users. We also had over 100 million Youdao average MAUs in 2019.

Online games

        We are the second largest mobile game company in the world in terms of combined iOS and Google Play user spending in 2019, according to App Annie. Our expertise in developing and operating game content has laid the foundation for successful overseas expansion. In 2019, overseas games revenues accounted for 11% of our total games revenues.

        Meticulously crafted and imbued with operational expertise distilled from decades of experience, many NetEase games have secured their places among the most successful IP franchises in the history of online games. Over the past two decades, we have consistently rolled out blockbuster game titles, and maintained their longevity and vitality through frequent content updates and other operational innovations. Our first major flagship game franchise Westward Journey Online, which debuted in 2001, remains popular with gamers today as a result of continued content and format updates, as well as innovation in play modes over the past 19 years. Just to name a couple more examples among our star-studded line-up of popular online games, Onmyoji topped the China iOS grossing chart multiple times in 2019, and Knives Out topped Japan's iOS grossing chart multiple times in 2019, testifying to the global appeal of our games.

        As a true testament to our in-house game development and operational strengths, we have established a distinguished track record of long-term collaborations with revered global IP powerhouses and studios such as Blizzard, Marvel, Microsoft and Warner Brothers. With Blizzard, our collaboration initially started with PC game licensing for the China market in 2008 and has since been broadened to the co-development of Diablo® ImmortalTM, a milestone in Blizzard's foray into mobile games with its iconic Diablo franchise. MARVEL Super War, our collaboration with Marvel Entertainment, has gained widespread popularity since its official launch in December 2019 and topped many iOS download charts in Southeast Asia.

Intelligent learning

        Youdao is an intelligent learning company in China with over 100 million average MAUs in 2019, and has achieved early success in a number of overseas markets. Starting from online knowledge tools, Youdao currently offers a comprehensive suite of learning services and products that are accessible, reliable and trustworthy. For tens of millions of people, Youdao is the go-to destination for looking up a word, translating a foreign language, preparing for an exam, or learning a new skill.

        In 2007, Youdao launched its flagship Youdao Dictionary, which had over 50 million average MAUs in 2019. The early success of Youdao Dictionary and other learning tools has enabled us to attract a massive user base, build a strong brand, and channel this organic user traffic into a broad range of services and products addressing lifelong learning needs of pre-school, K-12 and college students as well as adult learners, including online learning services and products and smart devices. Our smart devices seamlessly integrate advanced artificial intelligence algorithms and data analytics, which serve to supplement our online courses and learning products and further enhance users' learning experience and efficiency.

Innovative businesses and others

        We have incubated and developed in-house a number of innovative and thriving businesses.

        NetEase Cloud Music is a popular music streaming platform in China with over 800 million registered users as of December 31, 2019. It delivers a differentiated and premium user experience in terms of the music offered. Focused on discovering and promoting emerging musicians, NetEase Cloud Music has rapidly grown into the destination of choice for exploring new and independent music among music enthusiasts in China. Our vibrant community had attracted over 100,000 independent musicians as of December 31, 2019, generating over 270 billion playbacks of their songs in 2019.

        Yanxuan is our e-commerce platform that primarily sells private label products with a strong emphasis on quality and value for money. Product categories include apparel, homeware, kitchenware and other general merchandise which we primarily source from original design manufacturers in China. Products and manufacturers are carefully selected with the goal of achieving high value for money. Yanxuan has established close partnerships with its selection of quality manufacturers. It utilizes data analytics to help these suppliers enhance their efficiency and product appeal, particularly in terms of merchandise design and production.

        NetEase Media is a well-established internet media platform in China delivering professional news and other quality information to our users. Our media platform has three components, the NetEase News mobile application, www.163.com portal and a set of other vertical mobile products. Our media platform offers a wide range of features that promote user interactions and foster a vibrant online user community who actively contribute to the commentary sections. Our drive for journalistic integrity and high-quality content offerings has enabled us to attract a coveted demographic of engaged users.

        Other innovative businesses include NetEase CC Live streaming, a platform offering various live streaming content with a primary focus on game broadcasting, and NetEase Mail, an email service provider in China with over one billion registered users as of December 31, 2019.

        Our persistent focus on core values, coupled with solid execution, has enabled us to weather the numerous seismic global challenges since the late 1990s and thrive in the complex and competitive Chinese internet ecosystem, consistently delivering top- and bottom-line growth and value to our shareholders. Net revenues for fiscal year 2019 were RMB59,241.1 million growing by 15.8% year-over-year from RMB51,178.6 million for fiscal year 2018. Net income from continuing operations attributable to our shareholders for fiscal year 2019 totaled RMB13,275.0 million, increasing by 60.1% from RMB8,291.1 million for fiscal year 2018. We have instituted quarterly dividend payments since 2014 and have announced several share repurchase programs since 2011.

WHAT WE HAVE LEARNED FROM THE PAST 23 YEARS

        We feel fortunate to have chosen the path of pursuing original content creation and building our proprietary know-how and research and development, or R&D, capabilities since the beginning of our journey. Looking back at the past two decades, only through such pursuit can we truly sustain our leadership position amidst fierce competition in complex business environments, elevate the standards of the Chinese internet industry, and secure an enduring legacy for each of our people who devoted themselves to this worthy endeavor. As we navigated new market trends and tackled new challenges over the years, the following key insights secured our success. Here is what worked for us:

  •
  At the end of the day, it comes down to original content creation;

  •
  Sharpening operational know-how is time-consuming, but is of critical importance to sustained long-term growth on a global scale;

  •
  We strive for longevity and scalability in our games and beyond;

  •
  We take pride in our user-centric culture to build long-lasting brand recognition;

  •
  R&D investment in innovative technologies is essential, but must be purpose-driven; and

  •
  Ultimately, it depends on the people.

WHAT WE PLAN TO FOCUS ON IN THE FUTURE

        We will continue to think long-term. All future strategies will be formed, evaluated, adjusted, re-formed, re-evaluated, and re-adjusted around a long-term vision of sustainable excellence and financial success. We will continue to be prudent regarding capital allocation, with value-creation for shareholders as a priority. Our future strategies include a focus on:

  •
  Strengthening our content creation capability;

  •
  Pursuing operational excellence;

  •
  Growing the community of happy users;

  •
  Investing in technology and innovation;

  •
  Expanding our global footprint; and

  •
  Cultivating a deeper bench of talents.

SHAREHOLDING AND CORPORATE STRUCTURE

Our major shareholders and controlling shareholders

        Shining Globe International Limited holds 1,456,000,000 ordinary shares as of May 25, 2020, representing approximately 42.5% of our total issued share capital immediately after the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no additional ordinary shares are issued under our RSU plans), and together with the entities and person that control it, including William Lei Ding. Orbis Investment Management Limited and Allan Gray Australia Pty Limited are interested in and control 167,410,775 ordinary shares, representing approximately 5.1% of our total issued share capital immediately as of May 25, 2020 and approximately 4.9% of our total issued share capital immediately after the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no additional ordinary shares are issued under our RSU plans), and will remain our major shareholder immediately after the Global Offering. See "Principal and Other Shareholders" for more information.

Our VIE structure

        Due to legal restrictions and prohibitions on foreign investment in Chinese companies providing, among other things, value-added telecommunications services, internet cultural services and internet publication services, we conduct all of our business segments through the variable interest entities and their subsidiaries, with which we have entered into contractual arrangements. We describe our VIE structure in more detail in Item 4.B. "Business Overview—Our Organizational Structure" and Item 7.B. "Major Shareholders and Related Party Transactions—Related Party Transactions" in our 2019 Annual Report, which is incorporated by reference into the accompanying prospectus. As a result of our contractual arrangements which our VIEs, we are able to consolidate the financial results of the variable interest entities and their subsidiaries into our consolidated financial statements.

RISK FACTORS

        There are certain risks involved in our business and industries, our corporate structure, our business operations in China, investing in our ordinary shares and ADSs, the listing on the Hong Kong

Stock Exchange and the Global Offering, many of which are beyond our control. For example, these risks include, among others, the following risks relating to our business:

  •
  If we fail to develop and introduce popular, high-quality online games in a timely and successful manner, we will not be able to compete effectively and our ability to generate revenues will suffer;

  •
  If we are unable to continue to extend the life of existing online games that will encourage continued engagement with the games through the addition of new features or functionalities, our business may be negatively impacted;

  •
  Any difficulties or delays in receiving approval from the relevant government authorities for the games operated by us or any expansion packs for, or material changes to, such games could adversely affect such games' popularity and profitability;

  •
  The success and future growth of our Youdao business will be affected by the user acceptance and market trend of integration of technology and learning;

  •
  Our intelligent learning, music streaming, e-commerce and other innovative businesses are subject to a broad range of laws and regulations. Any lack of requisite approvals, licenses or permits applicable to these businesses or any failure to comply with applicable laws or regulations may have a material and adverse impact on our business, financial condition and results of operations; and

  •
  We may be unable to compete successfully against new entrants and established industry competitors.

        See "Risk Factors" on page S-23 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under "Risk Factors" in our 2019 Annual Report and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on May 29, 2020, titled "NetEase, Inc. Supplemental and Updated Disclosures", as well as other documents incorporated by reference into the accompanying prospectus.

CORPORATE INFORMATION

        We commenced our business in June 1997. In July 1999, we incorporated an exempted company with limited liability under the Cayman Islands Companies Law, NetEase, Inc., as our new holding company. We conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the Nasdaq under the symbol "NTES." Our principal executive offices are located at NetEase Building, No.599 Wangshang Road, Binjiang District, Hangzhou, People's Republic of China 310052. Our telephone number is (86-571) 8985-3378. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RECENT DEVELOPMENTS

        The following sets forth our selected unaudited financial data for the three months ended March 31, 2019 and 2020. Please refer to "Financial Information" in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on May 29, 2020, titled "NetEase, Inc. Supplemental and Updated Disclosures" for information regarding trends and other factors that may affect our results of operations.

  •
  Net revenues increased by 18.3% to RMB17,062.4 million (US$2,409.7 million) for the three months ended March 31, 2020 from RMB14,422.2 million for the three months ended March 31, 2019.

  •
  Net revenues from online game services increased by 14.1% to RMB13,518.2 million (US$1,909.1 million) for the three months ended March 31, 2020 from RMB11,850.2 million for the three months ended March 31, 2019.

  •
  Net revenues from Youdao increased by 139.8% to RMB541.4 million (US$76.5 million) for the three months ended March 31, 2020 from RMB225.7 million for the three months ended March 31, 2019.

  •
  Net revenues from innovative businesses and others increased by 28.0% to RMB3,002.7 million (US$424.1 million) for the three months ended March 31, 2020 from RMB2,346.3 million for the three months ended March 31, 2019.

  •
  Gross profit increased by 21.2% to RMB9,377.6 million (US$1,324.4 million) for the three months ended March 31, 2020 from RMB7,737.7 million for the three months ended March 31, 2019.

  •
  Total operating expenses were RMB4,891.2 million (US$690.8 million) for the three months ended March 31, 2020, representing an increase of 22.8% from RMB3,982.6 million for the three months ended March 31, 2019.

  •
  Net income from continuing operations attributable to our shareholders increased by 29.9% to RMB3,551.0 million (US$501.5 million) for the three months ended March 31, 2020 from RMB2,732.9 million for the three months ended March 31, 2019.

  •
  Net income attributable to our shareholders increased by 49.1% to RMB3,551.0 million (US$501.5 million) for the three months ended March 31, 2020 from RMB2,382.1 million for the three months ended March 31, 2019.

  •
  Basic net income from continuing operations per ADS for the three months ended March 31, 2020 was US$3.88.

        In addition, the COVID-19 outbreak has caused and may continue to cause us to implement temporary adjustments of work schemes allowing employees to work from home. We prioritize the health and safety of our employees, and have also taken various other preventative and quarantine measures across our company, including monitoring our employees' health and optimizing our technology systems to better serve a remote working environment. These measures have enabled us to continue carrying out our business without disruption.

        The deterioration in economic conditions in connection with the global outbreak has caused, and may continue to cause, decreases or delays in advertising and marketing service spending and budgets of customers across our platforms. Our online games and intelligent learning businesses have not been materially impacted by the pandemic as of the date of this prospectus supplement. The extent to which the COVID-19 outbreak impacts our results will depend on future developments, which are highly uncertain and cannot be predicted. As of the date of this prospectus supplement, we are not aware of any material adverse effects on our financial statements as a result of the COVID-19 outbreak.

        On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act. If passed by the U.S. House of Representatives and signed by the U.S. President, this bill could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted from the Nasdaq if we are unable to meet the Public Company Accounting Oversight Board, or PCAOB, inspection requirement proposed by the bill at this time. For additional information, see "Risk Factors—Risks related to our Ordinary Shares, the ADSs, the Listing, and the Global Offering—Our auditor of the consolidated financial statements included in our annual report on Form 20-F filed with the SEC, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the PCAOB, and consequently you are deprived of the benefits of such inspection."

        In May 2020, our board of directors approved the Q1 Dividend, and we expect to make dividend payments of approximately US$158 million in aggregate on June 23, 2020 to shareholders of record as of the close of business on June 12, 2020. See the section headed "Dividend Policy" for more information.

THE GLOBAL OFFERING

Public Offering Price:	HK$ per ordinary share
The Global Offering:

We are offering 171,480,000 ordinary shares, par value US$0.0001 per share, as part of a Global Offering, comprising an International Offering of initially 166,330,000 ordinary shares offered hereby, and a Hong Kong Public Offering of initially 5,150,000 ordinary shares. The allocation of ordinary shares between the International Offering and the Hong Kong Public Offering is subject to reallocation. For more information, see "Underwriting."

Option to Purchase Additional Ordinary Shares:

We have granted the international underwriters the option, exercisable by the Joint Global Coordinators, to purchase up to an additional 25,722,000 ordinary shares at the International Offer Price (as defined in this prospectus supplement under the "Underwriting" section) until 30 days after the last day for the lodging of applications under the Hong Kong Public Offering. J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Shining Globe International Limited that is intended to facilitate the settlement of over-allocations.

Ordinary Shares Issued Immediately After the Global Offering:

3,429,395,456 ordinary shares (or 3,455,117,456 ordinary shares if the Joint Global Coordinators exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding ordinary shares issuable upon the vesting of RSUs issued under our RSU plans as of the date of this prospectus supplement.

Use of Proceeds:	We will determine the offer price for both the International Offering and the Hong Kong Public Offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about June 5, 2020. The maximum offer price for the Hong Kong Public Offering is HK$126.00, or US$16.25, per ordinary share (equivalent to US$406.13 per ADS). Assuming (i) the offering price is HK$126.00 per ordinary share, (ii) initially 166,330,000 ordinary shares are allocated to the International Offering and (iii) initially 5,150,000 ordinary shares are allocated to the Hong Kong Public Offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$21,279.0 million (US$2,743.5 million) assuming the option of the international underwriters to purchase additional ordinary shares is not exercised, or HK$24,486.8 million (US$3,157.1 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. We plan to use the net proceeds we will receive from the Global Offering for:

•

Globalization strategies and opportunities;

•

Fueling our continued pursuit of innovation; and

•

General corporate purposes.

See "Use of Proceeds" for further details.
Lock-Up:

We and our directors and executive officers have agreed with the underwriters to certain lock-up restrictions in respect of our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, subject to limited exceptions as described under "Underwriting." As of May 25, 2020, our directors and executive officers held a total of 1,456,907,000 ordinary shares, including ordinary shares that they have the right to acquire within 60 days of May 25, 2020 (representing approximately 44.7% of our ordinary shares then issued).

Risk Factors:

You should carefully read "Risk Factors" beginning on page S-23 and the other information included in this prospectus supplement and the accompanying prospectus, as well as other documents incorporated by reference therein, for a discussion of factors you should carefully consider before deciding to invest in the ordinary shares.

Proposed Hong Kong Stock Exchange Code for the Ordinary Shares:	We have applied to list our ordinary shares on the Hong Kong Stock Exchange, under the stock code "9999."
Payment and Settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about , 2020.

Fungibility and Exchanges between Ordinary Shares Trading in Hong Kong and ADSs

In connection with the Hong Kong Public Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited. In order to facilitate fungibility and exchanges between ordinary shares trading in Hong Kong and ADSs, and trading between the Hong Kong Stock Exchange and the Nasdaq, we intend to move a portion of our issued ordinary shares, including all of the ordinary shares deposited in our ADS program, from our Cayman share register to our Hong Kong share register.

In addition, all ordinary shares offered in both the International Offering and the Hong Kong Public Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to exchange these ordinary shares for ADSs, and vice versa. See "Exchanges between Ordinary Shares Trading in Hong Kong and ADSs."

It is unclear whether, as a matter of Hong Kong law, the trading or exchange of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to our Ordinary Shares, the ADSs, the Listing, and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to deposits of our ordinary shares into or withdrawal of our ordinary shares from the ADS facility or trading of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange."

Dividends

In May 2020, our board of directors approved the Q1 Dividend, and we expect to make dividend payments of approximately US$158 million in aggregate on June 23, 2020 to shareholders of record as of the close of business on June 12, 2020. If you purchase our ordinary shares in the Global Offering, provided that the International Offering and Hong Kong Public Offering become unconditional, you will be entitled to receive the Q1 Dividend. If you purchase our ordinary shares through the open market after the Global Offering, you will not be entitled to receive the Q1 Dividend as our ordinary shares will begin trading ex-dividend immediately after our listing on the Hong Kong Stock Exchange. See the section titled Dividend Policy" for more information.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated statements of operations and comprehensive income data for the years ended December 31, 2017, 2018 and 2019 and selected consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference.

        The following selected consolidated statements of operations and comprehensive income data for the three months ended March 31, 2019 and 2020 and the selected consolidated balance sheet data as of March 31, 2020 have been derived from our unaudited condensed interim consolidated financial statements for the three months ended March 31, 2019 and 2020 and as of March 31, 2020 included in Exhibit 99.1, titled "Unaudited Condensed Consolidated Financial Statements as of March 31, 2020 and for the three months ended March 31, 2019 and 2020," to our Form 6-K dated May 29, 2020, which is incorporated by reference. The unaudited condensed interim consolidated financial information has been prepared on the same basis as our audited consolidated financial statements.

        You should read the following information in conjunction with (1) our audited consolidated financial statements for the three years ended December 31, 2019 and as of December 31, 2018 and 2019 and related notes and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report, (2) our unaudited condensed interim consolidated financial statements for the three months ended March 31, 2019 and 2020 and as of March 31, 2020 and related notes, and (3) "Financial Information" in Exhibit 99.1, titled "NetEase, Inc. Supplemental and Updated Disclosures," to our Form 6-K dated May 29, 2020, as well as the other financial information included elsewhere in this prospectus supplement or incorporated by reference in the accompanying prospectus.

        Our consolidated financial statements have been prepared in accordance with U.S. GAAP.

        The following table sets forth our selected consolidated statements of operations and comprehensive income data for the periods indicated:

	For the year ended December 31,			For the three months ended March 31,
	2017	2018	2019	2019	2020	2020
	RMB	RMB	RMB	RMB	RMB	USD
				(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Net revenues:
Online games	36,281,642	40,190,057	46,422,640	11,850,184	13,518,244	1,909,141
Youdao	455,746	731,598	1,304,883	225,731	541,388	76,459
Innovative businesses and others	7,699,967	10,256,920	11,513,622	2,346,294	3,002,735	424,067

Total net revenues	44,437,355	51,178,575	59,241,145	14,422,209	17,062,367	2,409,667
Cost of revenues	(19,394,314)	(23,832,426)	(27,685,845)	(6,684,535)	(7,684,745)	(1,085,293)

Gross profit	25,043,041	27,346,149	31,555,300	7,737,674	9,377,622	1,324,374

Operating expenses:
Selling and marketing expenses	(5,504,613)	(6,911,710)	(6,221,127)	(1,158,090)	(1,863,071)	(263,116)
General and administrative expenses	(2,381,842)	(3,078,635)	(3,130,298)	(786,850)	(885,434)	(125,047)
Research and development expenses	(4,161,673)	(7,378,460)	(8,413,224)	(2,037,694)	(2,142,649)	(302,600)

Total operating expenses	(12,048,128)	(17,368,805)	(17,764,649)	(3,982,634)	(4,891,154)	(690,763)

Operating profit	12,994,913	9,977,344	13,790,651	3,755,040	4,486,468	633,611
Other income/(expenses):
Investment income/(losses), net	362,113	(22,383)	1,306,320	155,824	(109,731)	(15,497)
Interest income, net	666,616	586,671	821,774	172,206	345,184	48,749
Exchange (losses)/gains	(455,948)	(51,799)	25,166	(39,520)	244,057	34,467
Other, net	271,885	586,916	439,422	37,164	66,708	9,421

Income before tax	13,839,579	11,076,749	16,383,333	4,080,714	5,032,686	710,751
Income tax	(2,155,988)	(2,460,650)	(2,914,726)	(1,266,685)	(1,082,033)	(152,812)

Net income from continuing operations	11,683,591	8,616,099	13,468,607	2,814,029	3,950,653	557,939
Net (loss)/income from discontinued operations(1)	(834,454)	(2,138,682)	7,962,519	(350,755)	—	—

Net income	10,849,137	6,477,417	21,431,126	2,463,274	3,950,653	557,939
Other comprehensive income
Unrealized losses on available-for-sale securities, net of tax	(23,321)	—	—	—	—	—
Foreign currency translation adjustment	(1,573)	18,624	(93,774)	(58,761)	150,103	21,099

Total other comprehensive (loss)/income	(24,894)	18,624	(93,774)	(58,761)	150,103	21,199

Total comprehensive income	10,824,243	6,496,041	21,337,352	2,404,513	4,100,756	579,138

Comprehensive (income)/ loss attributable to noncontrolling interests and redeemable noncontrolling interests	(141,198)	(76,912)	83,685	(12,373)	(22,830)	(3,224)

Comprehensive income attributable to NetEase, Inc.'s shareholders	10,683,045	6,419,129	21,421,037	2,392,140	4,077,926	575,914

Note:

(1)
On September 6, 2019, we entered into an agreement with a subsidiary of Alibaba Group Holding Limited to sell our e-commerce platform Kaola for approximately US$1.9 billion. Following the completion of the transaction, Kaola was deconsolidated and its historical financial results were accordingly reflected in our consolidated financial statements as discontinued operations.

Selected consolidated balance sheet data

        The table below sets forth our selected consolidated balance sheet data as of the dates indicated:

	As of December 31,		As of March 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	USD
			(Unaudited)	(Unaudited)
	(in thousands)
Cash and cash equivalents	4,977,432	3,246,373	5,592,847	789,861
Time deposits-current	32,900,287	53,487,075	50,515,092	7,134,094
Restricted cash-current	4,692,050	3,150,354	3,507,105	495,298
Accounts receivable, net	4,002,487	4,169,358	4,559,441	643,916
Inventories, net	1,065,615	650,557	562,117	79,386
Prepayments and other current assets	3,925,205	4,817,422	6,060,421	855,895
Short-term investments	11,674,775	15,312,595	19,373,366	2,736,042
Property, equipment and software, net	4,672,079	4,621,712	4,569,982	645,405
Long-term investments	5,245,108	9,293,868	9,217,017	1,301,691
Other long-term assets	2,930,069	5,666,610	5,670,163	800,780
Total assets	86,967,928	112,124,371	118,653,818	16,757,120

Accounts payable	1,201,210	1,212,303	1,197,007	169,050
Salary and welfare payables	2,799,212	2,957,360	2,429,147	343,061
Taxes payable	2,260,646	3,156,513	4,390,606	620,072
Short-term loans	13,658,554	16,828,226	19,624,535	2,771,514
Deferred revenue	7,718,485	8,602,227	9,981,353	1,409,636
Accrued liabilities and other payables	5,005,190	5,292,774	5,546,607	783,331
Short-term operating lease liabilities	—	191,454	238,071	33,622
Deferred tax liabilities	392,598	382,030	625,578	88,348
Total liabilities	35,556,347	39,082,916	44,460,267	6,278,989

NetEase, Inc.'s shareholders' equity	445,231,636	61,453,699	65,597,346	8,840,434
Noncontrolling interests	794,209	1,139,156	1,210,794	170,997

Total shareholders' equity	46,025,845	62,592,855	63,808,140	9,011,431

RISK FACTORS

        Any investment in the ordinary shares involves a high degree of risk. Holders of the ordinary shares may be able to deposit and exchange their shares to ADSs with the depositary. See "Exchanges between Ordinary Shares Trading in Hong Kong and ADSs" for more information about this process. You should carefully consider the risk factors set forth below, which discuss risks related to our ordinary shares, ADSs and the Global Offering, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in the 2019 Annual Report and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on May 29, 2020, titled "NetEase, Inc. Supplemental and Updated Disclosures", as well as other documents incorporated by reference into the accompanying prospectus. Any of the following risks and the risks described in the 2019 Annual Report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to our Ordinary Shares, the ADSs, the Listing, and the Global Offering

The trading price of ADSs has been and is likely to continue to be, and the trading price of our ordinary shares can be, volatile, which could result in substantial losses to holders of our ordinary shares and/or the ADSs.

        The trading price of ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our ordinary shares, likewise, can be volatile for similar or different reasons. For example, the trading prices of ADSs ranged from US$209.01 to US$325.00 per ADS in 2019. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China, especially internet and technology companies, that have listed their securities in Hong Kong and/or the United States may affect the overall investor attitude towards Chinese public companies. The securities of some of these companies have experienced and may continue to experience significant volatility, resulting from, among other things, underperformance and deteriorating financial results, negative news or perceptions about inadequate corporate governance practices, and fraudulent behaviors of such companies. Consequently, the trading performance of our ordinary shares and/or the ADSs may be adversely and materially affected, regardless of our actual operation performance.

        In addition to market and industry factors, the price and trading volume for our ordinary shares and/or the ADSs may be highly volatile for factors specific to our operation, including the followings:

  •
  variations in our results of operations that are not in line with market or research analyst expectations or changes in financial estimates by securities research analysts;

  •
  announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

  •
  changes in the economic performance or market valuations of other market players in our industries;

  •
  announcements made by us or our competitors of new features or functionalities or other product and service offerings, investments, acquisitions, strategic relationships, joint ventures or capital commitments;

  •
  press and other reports, whether or not true, about our business, including negative reports published by short sellers, regardless of their veracity or materiality to us;

  •
  litigation and regulatory allegations or proceedings that involve us and our directors;

  •
  additions to or departures of our management;

  •
  political or market instability or disruptions, and actual or perceived social unrest in the markets where we operate;

  •
  fluctuations of exchange rates among the Renminbi, the Hong Kong dollar and the U.S. dollar;

  •
  sales or perceived potential sales or other dispositions of existing or additional ordinary shares and/or ADSs or other equity or equity-linked securities;

  •
  any actual or alleged illegal acts of our senior management or other key employees;

  •
  any share repurchase program; and

  •
  regulatory developments affecting us or our industry, customers, licensors and other suppliers.

        In particular, our revenues and results of operations have varied significantly in the past and may continue to fluctuate in the future, which may adversely impact the trading price of our ADSs and ordinary shares. Historically, usage of our online games has generally increased around the Chinese holidays, particularly the winter and summer school holidays. Our Youdao platform tends to have larger student enrollments in the second and fourth quarters when it offers more courses including, for example, test preparation courses for school exams in the spring and fall semesters and China's national college entrance exams, national postgraduate entrance exams and college English tests, compared to the rest of the year. Revenues from innovative businesses and others, including advertising services, have followed the same general seasonal trend throughout each year, with the first quarter of the year being the weakest quarter due to the Chinese New Year holiday and the traditional close of customers' annual budgets, and the fourth quarter as the strongest. Our e-commerce business revenues are relatively lower during the Chinese New Year holiday season in the first quarter of each year, while sales in the fourth quarter are higher than each of the preceding three quarters due to a variety of promotional activities conducted by retail and e-commerce businesses in China. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that future fluctuations may cause our results of operations to be below the expectations of market analysts and investors. This could cause the trading price of our ADSs or any other securities of ours which may become publicly traded to decline.

        Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us, such as the large decline in share prices in the United States in early 2020. These market and industry fluctuations may significantly affect the trading price of our ordinary shares and/or ADSs. In the past, following periods of instability in the market price of a company's securities, shareholders have often instituted securities class action suits against that company.

        Furthermore, our directors and employees may face additional exposure to claims and lawsuits as a result of their position in other public companies. For example, one of our directors, Mr. Denny Lee, was named as a defendant in ongoing securities class action lawsuits filed in the United States against NIO Inc., a company listed on the New York Stock Exchange (ticker: NIO), together with certain current, former directors and/or senior officers of NIO Inc., regarding an alleged misrepresentation in the registration statement and the prospectus filed in connection with the company's initial public offering. Mr. Lee's appointment as the independent director of NIO Inc. was effective immediately after the SEC's declaration of effectiveness of NIO Inc.'s registration statement on Form F-1, of which its prospectus is a part. Mr. Lee has also been named as a defendant in a putative class action lawsuit against another U.S.-listed company. All of these cases concern Mr. Lee in his capacity as an independent director of such U.S.-listed companies. The existence of litigation, claims, investigations and proceedings against our directors and employees, even if they do not involve our company, may harm our reputation and adversely affect the trading price of our ordinary shares and/or ADSs.

Substantial future sales or perceived potential sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our ordinary shares and/or ADSs to decline.

        Sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares and/or ADSs to decline significantly. All of our ordinary shares represented by ADSs were freely transferable by persons other than our affiliates without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. The ordinary shares held by our affiliates are also available for sale, subject to volume and other restrictions as applicable under Rule 144 of the Securities Act, under trading plans adopted pursuant to Rule 10b5-1 or otherwise.

        Divesture in the future of our ordinary shares and/or ADSs by shareholders, the announcement of any plan to divest our ordinary shares and/or ADS, or hedging activity by third-party financial institutions in connection with similar derivative or other financing arrangements entered into by shareholders, could cause the price of our ordinary shares and/or ADSs to decline.

        Furthermore, although all of our directors and executive officers have agreed to a lock-up of their ordinary shares, any major disposal of our ordinary shares and/or ADSs by any of them upon expiration of the relevant lock-up periods (or the perception that these disposals may occur upon the expiration of the lock-up period) may cause the prevailing market price of our ordinary shares and/or ADSs to fall which could negatively impact our ability to raise equity capital in the future.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our ordinary shares and/or ADSs.

        Upon the listing on the Hong Kong Stock Exchange, we will be subject to Hong Kong and SEC requirements and Nasdaq rules concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of the ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of the ordinary shares after the Global Offering.

Exchange between our ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

        Our ADSs are currently traded on the Nasdaq. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our ordinary shares may deposit ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on the Nasdaq may be adversely affected.

The time required for the exchange between ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.

        There is no direct trading or settlement between the Nasdaq and the Hong Kong Stock Exchange on which our ADSs and the ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of ordinary shares in exchange for ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

        Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq rules.

        As a Cayman Islands exempted company listed on the Nasdaq, we are subject to Nasdaq rules. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq rules applicable to U.S. domestic issuers. For instance, we are not required to:

  •
  have a majority of the board be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act);

  •
  have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

  •
  have regularly scheduled executive sessions for non-management directors; or

  •
  have executive sessions of solely independent directors each year.

        We have relied on and intend to continue to rely on some of these exemptions. Specifically, our board of directors adopted our 2009 RSU Plan and 2019 RSU Plan without seeking shareholder approval which is generally required under Rule 5635(c) of the Nasdaq Marketplace Rules. There is no specific requirement under Cayman Islands law for shareholder approval to be obtained with respect to the establishment or amendment of equity compensation arrangements. In situations where we choose to follow home country practices, our shareholders may be afforded less protection than they otherwise would under Nasdaq rules applicable to U.S. domestic issuers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to continue to publish our results on a quarterly basis as press releases, distributed pursuant to Nasdaq rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, holders of our ADSs may be afforded less protection or information than they would under the Exchange Act rules applicable to U.S. domestic companies.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement.

        Holders of ADSs may exercise their voting rights with respect to the underlying ordinary shares represented by their ADSs only in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from them in the manner set forth in the deposit agreement, the depositary will endeavor, in so far as practicable, to vote the underlying ordinary shares represented by their ADSs in accordance with these instructions. However, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of ADSs in a timely manner, but they may not receive the voting materials in time to ensure that they can instruct the depositary to vote the underlying ordinary shares represented by their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any vote. As a result, holders of ADSs may not be able to exercise their rights to vote and they may lack recourse if the underlying ordinary shares represented by their ADSs are not voted as they requested.

Except in limited circumstances, the depositary will give us a discretionary proxy to vote our ordinary shares underlying the ADSs if holders of these ADSs do not give voting instructions to the depositary, which could adversely affect the interests of holders of ordinary shares and/or the ADSs.

        Under the deposit agreement, the depositary will give us a discretionary proxy to vote the ordinary shares underlying the ADSs at shareholders' meetings if holders of these ADSs do not give voting instructions to the depositary, unless:

  •
  we have instructed the depositary that we do not wish a discretionary proxy to be given;

  •
  we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

  •
  a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

  •
  voting at the meeting is made on a show of hands.

        The effect of this discretionary proxy is that, if holders of ADSs fail to give voting instructions to the depositary, they cannot prevent our ordinary shares underlying their ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence our management. Holders of our ordinary shares are not subject to this discretionary proxy.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

        ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Holders of ADSs may not receive distributions on our ordinary shares if the depositary decides it is impractical or unlawful to make such distributions.

        The depositary has agreed to pay cash to holders of ADSs to the extent that we decide to distribute cash dividends or other cash distributions on our ordinary shares or other deposited securities. In the second quarter of 2019, our board of directors determined that quarterly dividends will be set at an amount equivalent to approximately 20%-30% of our anticipated net income after tax in each fiscal quarter. Our board of directors also approved an additional special dividend equivalent to US$3.45 per ADS in the third quarter of 2019.

        To the extent that there is a distribution in shares, rights or other securities and properties, the depositary has agreed to distribute to holders of ADSs the shares, rights or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is impractical to make a distribution available to holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed pursuant to an applicable exemption from registration. We have no obligation to take any other action to permit the distribution of shares, rights or anything else to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our ordinary shares if it is impractical for us to make them available. These restrictions may materially reduce the value of the ADSs.

Our auditor of the consolidated financial statements included in our annual report on Form 20-F filed with the SEC, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the PCAOB, and consequently you are deprived of the benefits of such inspection.

        Our auditor of the consolidated financial statements included in our annual report on Form 20-F filed with the SEC, the independent registered public accounting firm, as an auditor of companies that are registered with the SEC and traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. It is located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities.

        On May 24, 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation, or the MOU, with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of the PRC, or the MOF. The MOU establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations in the U.S. and the PRC. The PCAOB continues to engage in discussions with the CSRC and the MOF to permit joint inspections in China of audit firms that are registered with the PCAOB and audit China-based companies that trade on U.S. exchanges. However, the implementation procedures of the MOU remain uncertain.

        On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including China, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB's inability to inspect audit work paper and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies. However, it remains unclear what further actions, if any, the SEC and PCAOB will take to address the problem.

        This lack of PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and our investors are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections, which could cause investors and potential investors in us to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as Nasdaq of issuers included for three consecutive years on the SEC's list.

        On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act. If passed by the U.S. House of Representatives and signed by the U.S. President, this bill would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded "over-the-counter" if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years. Enactment of any of such legislations or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if and when any of such proposed legislations will be enacted. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States.

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.

        Following the completion of the Global Offering, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our ordinary shares could be materially and adversely affected.

        In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other's markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading. Without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when our ordinary shares with a secondary listing in Hong Kong will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect mainland Chinese investors' ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our ordinary shares, the price of our ADSs traded on the Nasdaq may fall during this period and could result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

        The pricing of the Offer Shares (as defined below) will be determined on the price determination date. However, our ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our ordinary shares during that period. Accordingly, holders of our ordinary shares are subject to the risk that the trading price of our ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to deposits of our ordinary shares into or withdrawal of our ordinary shares from the ADS facility or trading of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.

        In connection with our initial public offering of ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Global Offering and those represented by ADSs, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate exchanges between ordinary shares trading in Hong Kong and ADSs and their respective trading on the Hong Kong Stock Exchange and Nasdaq, we also intend to move a portion of our issued ordinary shares, including all of the ordinary shares deposited in our ADS program, from our Cayman share register to our Hong Kong share register.

        Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller. See below "Exchanges between Ordinary Shares Trading in Hong Kong and ADSs—Dealings and Settlement of Ordinary Shares in Hong Kong."

        To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading of ADSs representing shares of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers, or on the deposit of shares in or withdrawal of shares from ADS facilities of that kind. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs representing shares of these dual-listed companies or the deposit of shares in or withdrawal of shares from those ADS facilities constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading of those ADSs or deposits of shares in or withdrawal of shares from those ADS facilities, the trading price and the value of your investment in our ordinary shares and/or the ADSs may be affected.

Purchasers of our ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional ordinary shares in the future.

        The public offering price of our ordinary shares is higher than the net tangible assets per ordinary share of the ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional ordinary shares, ADSs or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our ordinary shares may experience further dilution in terms of the net tangible asset value per ordinary share, ADS or equity-related security if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per ordinary share.

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

        As we are applying for listing under Chapter 19C of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, or the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the listing on the Hong Kong Stock Exchange, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), or the Companies (WUMP) Ordinance, the Codes on Takeovers and Mergers and Share Buybacks issued by the Securities and Futures Commission of Hong Kong, or the Takeover Codes, and the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), or the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

        Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO, which could result in our incurring of incremental compliance costs.

If we are classified as a passive foreign investment company, or PFIC, such classification could result in adverse U.S. federal income tax consequences to U.S. investors.

        We could be classified as a passive foreign investment company, or PFIC, by the U.S. Internal Revenue Service, or the IRS, for U.S. federal income tax purposes. Such characterization could result in adverse U.S. federal income tax consequences to you if you are a U.S. investor. For example, U.S. investors who owned our ordinary shares or ADSs during any taxable year in which we were a PFIC generally are subject to increased U.S. tax liabilities and reporting requirements for that taxable year and all succeeding years, regardless of whether we actually continue to be a PFIC, although a shareholder election to terminate such deemed PFIC status may be available in certain circumstances.

        The determination of whether or not we are a PFIC is made on an annual basis and depends on the composition of our income and assets, including goodwill, from time to time. Specifically, we will be classified as a PFIC for U.S. tax purposes for a taxable year if either (a) 75% or more of our gross income for such taxable year is passive income, or (b) 50% or more of the average percentage of our assets during such taxable year either produce passive income or are held for the production of passive income. For such purposes, if we directly or indirectly own 25% or more of the shares of another corporation, we generally will be treated as if we (a) held directly a proportionate share of the other corporation's assets, and (b) received directly a proportionate share of the other corporation's income.

        We do not believe that we were a PFIC for the taxable years 2017, 2018 and 2019. Based on certain estimates and assumptions, we do not expect to be a PFIC for taxable year 2020. However, as more fully described under "Taxation—Material United States Federal Income Tax Considerations" in the accompanying prospectus, the PFIC determination is highly fact intensive and made at the end of each taxable year. We hold and will continue to hold a substantial amount of cash and cash equivalents, and our PFIC status may depend in large part in the market price of our ADSs and ordinary shares which is likely to fluctuate. For these reasons, there can be no assurance that we are not a PFIC in taxable year 2020 or that we will not be a PFIC in any future taxable year or that the IRS will not challenge our determination concerning our PFIC status.

        If we are or become a PFIC, and, if so, if one or more of our subsidiaries or VIEs are treated as PFICs, U.S. investors would be subject to adverse U.S. federal income tax consequences, such as increased tax liability on capital gains and actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. Whether U.S. investors make (or are eligible to make) a timely mark-to-market election may affect the U.S. federal income tax consequences to U.S. investors with respect to the acquisition, ownership and disposition of our ordinary shares and ADSs and any distributions such U.S. investors may receive. We do not expect to provide the information regarding our income that would be necessary in order for a U.S. investor to make a qualified electing fund, or QEF, election if we are classified as a PFIC. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares and ADSs.

        If we are a PFIC in any year with respect to a U.S. investor, the U.S. investor will be required to file an annual information return on IRS Form 8621 (or other then-applicable IRS Form or statement) regarding distributions received on our ordinary shares or ADSs and any gain realized on the disposition of our ordinary shares or ADSs, and certain U.S. investors will be required to file an annual information return (also on IRS Form 8621 or other then-applicable IRS Form or statement) relating to their ownership of our ordinary shares or ADSs. U.S. investors should consult their tax advisors regarding the potential application of the PFIC regime and related reporting requirements.

        For further discussion of the adverse U.S. federal income tax consequences of our possible classification as a PFIC, see "Taxation—Material United States Federal Income Tax Considerations" in the accompanying prospectus.

USE OF PROCEEDS

        We will determine the offer price for both the International Offering and the Hong Kong Public Offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about June 5, 2020. The maximum offer price for the Hong Kong Public Offering is HK$126.00, or US$16.25, per ordinary share (equivalent to US$406.13 per ADS). Assuming (i) the offering price is HK$126.00 per ordinary share, (ii) initially 166,330,000 ordinary shares are allocated to the International Offering and (iii) initially 5,150,000 ordinary shares are allocated to the Hong Kong Public Offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$21,279.0 million (US$2,743.5 million), assuming the option of the international underwriters to purchase additional ordinary shares is not exercised, or HK$24,486.8 million (US$3,157.1 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. On May 29, 2020, the last reported trading price of our ADSs on the Nasdaq was US$382.90 per ADS, or HK$118.79 per ordinary share. Each ADS represents 25 ordinary shares.

        The public offering price in the International Offering may be higher than, or the same as, the public offering price in the Hong Kong Public Offering. In addition, the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation as described in "Underwriting."

        We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

  •
  approximately 45% (approximately HK$9,575.6 million (US$1,234.6 million), assuming the over-allotment option is not exercised) for globalization strategies and opportunities. We will continue to improve our global presence by expanding our online game offerings in overseas markets, such as Japan, the United States, Europe and Southeast Asia and enhancing our global R&D and game design capabilities. We will also continue to explore global opportunities by investing in and collaborating with international game developers, IP and content owners. Furthermore, we aim to grow our intelligent learning and other innovative businesses in overseas markets with large potential user bases and favorable demographic characteristics.

  •
  approximately 45% (approximately HK$9,575.6 million (US$1,234.6 million), assuming the over-allotment option is not exercised) for fueling our continued pursuit of innovation. We will continue to expand and enhance our innovative content offerings, and strengthen our innovative technologies. Our R&D approach will remain focused on bringing commercially viable technologies into specific applications that can further enhance user experience. In addition, we will continue to attract and nurture talents to support further innovation and growth.

  •
  approximately 10% (approximately HK$2,127.8 million (US$274.3 million), assuming the over-allotment option is not exercised) for general corporate purposes. We will use the remaining proceeds for general corporate purposes, working capital needs and potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities at this time.

        For the purposes of this "Use of Proceeds" section, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.7561 to US$1.00, the exchange rate on May 22, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 171,480,000 ordinary shares, resulting in estimated net proceeds of HK$21,279.0 million (US$2,743.5 million), based on the assumed offer price of HK$126.00, or US$16.25, per ordinary share (equivalent to US$406.13 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Global Coordinators do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares and (ii) no adjustment to the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering.

        The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to, Item 5. "Operating and Financial Review and Prospects," and our consolidated financial statements and the related notes included in the financial statements as of December 31, 2018 and 2019 and for each of the three years in the period ended December 31, 2019 in our 2019 Annual Report and the financial statements as of March 31, 2020 and for the three months ended March 31, 2019 and 2020 included in Exhibit 99.1, titled "Unaudited Condensed Consolidated Financial Statements as of March 31, 2020 and for the three months ended March 31, 2019 and 2020," to our Form 6-K dated May 29, 2020, each of which are incorporated by reference into the accompanying prospectus.

	As of March 31, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(unaudited, in thousands)
Short-term loans	19,624,535	2,771,514	19,624,535	2,771,514
Redeemable noncontrolling interests	10,385,411	1,466,700	10,385,411	1,466,700
Shareholders' equity
Ordinary shares (US$0.0001 par value, 1,000,300,000 shares authorized, 3,257,915 shares issued as of March 31, 2020; and 3,429,395 shares issued on an as adjusted basis)	2,654	375	2,776	392
Additional paid-in capital	4,687,742	662,036	24,163,441	3,406,917
Treasury Stock	(2,395,815)	(338,354)	(2,395,815)	(338,354)
Statutory reserves	1,215,208	171,620	1,215,208	171,620
Accumulated other comprehensive income	69,456	9,809	69,456	9,809
Retained earnings	59,018,101	8,334,948	59,008,333	8,333,571

NetEase, Inc.'s shareholders' equity	62,597,346	8,840,434	82,063,399	11,583,955
Noncontrolling interests	1,210,794	170,997	1,210,794	170,997

Total shareholders' equity	63,808,140	9,011,431	83,274,193	11,754,952
Total capitalization	93,818,086	13,249,645	113,284,139	15,993,166

Note:

(1)
For the purposes of this "Capitalization" section, all translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars for purposes of calculating the net proceeds from the Global Offering were made at HK$7.7561 to US$1.00 and RMB7.1269 to US$1.00, the exchange rates on May 22, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board. All translations of Hong Kong dollars into RMB for purposes of calculating the net proceeds were made at HK$1.0931 to RMB1.00, the exchange rate on May 22, 2020 as set forth in the release from The People's Bank of China Monetary Policy Department.

DILUTION

        If you invest in the ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our as adjusted net tangible book value per ordinary share after the Global Offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently issued ordinary shares.

        Our net tangible book value as of March 31, 2020 was RMB73,912.0 million (US$10,438.4 million), or RMB22.69 (US$3.20) per ordinary share as of that date, and RMB567.17 (US$80.10) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$126.00, or US$16.25 per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share, and assuming the Joint Global Coordinators do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares.

        Without taking into account any other changes in net tangible book value after March 31, 2020, other than to give effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$126.00, or US$16.25, per ordinary share, assuming no adjustment to the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the Joint Global Coordinators do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares, our as adjusted net tangible book value as of March 31, 2020 would have been US$13,181.9 million, or US$3.84 per issued ordinary share and US$96.09 per ADS. This represents an immediate increase in net tangible book value of US$0.64 per ordinary share and US$15.99 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$12.41 per ordinary share and US$310.04 per ADS to investors purchasing ordinary shares in the Global Offering.

        The following table illustrates such dilution:

	Per Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value per ordinary share as of March 31, 2020	3.20	80.10
As adjusted net tangible book value per ordinary share after giving effect to the Global Offering	3.84	96.09
Assumed public offering price per ordinary share	16.25	406.13
Dilution in net tangible book value per ordinary share to new investors in the Global Offering	12.41	310.04

        If the Joint Global Coordinators, on behalf of the international underwriters, exercise their option to purchase additional ordinary shares in full, the as adjusted net tangible book value would be US$3.93 per ordinary share and US$98.37 per ADS, and the dilution in as adjusted net tangible book value to investors in the Global Offering would be US$12.32 per ordinary share and US$307.76 per ADS.

        A US$1.00 increase (decrease) in the assumed offer price of HK$126.00, or US$16.25, per ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$169.8 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.05 per ordinary share and US$1.24 per

ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.95 per ordinary share and US$23.76 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, no adjustment to the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering and after deducting estimated underwriting discounts and commissions.

        The discussion and tables above do not reflect any ordinary shares issuable under granted but not yet vested RSUs. As of March 31, 2020, there were 74,512,830 ordinary shares issuable under granted but not yet vested RSUs and 304,776,175 ordinary shares reserved for future grant under our RSU plans.

        For the purposes of this section, all translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars for purposes of calculating the net proceeds from the Global Offering were made at HK$7.7561 to US$1.00 and RMB7.1269 to US$1.00, the exchange rates on May 22, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board. All translations of Hong Kong dollars into RMB for purposes of calculating the net proceeds were made at HK$1.0931 to RMB1.00, the exchange rate on May 22, 2020 as set forth in the release from The People's Bank of China Monetary Policy Department.

PRINCIPAL AND OTHER SHAREHOLDERS

        Unless specifically noted, the following table summarizes the beneficial ownership of our ordinary shares held as of May 25, 2020 by:

  (a)
  each of our directors and our executive officers;

  (b)
  our directors and our executive officer as a group; and

  (c)
  each person known to us to beneficially own more than 5% of our total outstanding ordinary shares.

        The calculations are based on 3,257,915,456 ordinary shares issued as of May 25, 2020.

        Beneficial ownership is determined in accordance with SEC rules and regulations. In calculating the number of ordinary shares beneficially owned by a person and the percentage of ownership held by that person, we have included ordinary shares that the person has a right to acquire within 60 days, including through the exercise of any option, warrant or other right, the vesting of any RSUs, or the conversion of any other security; these ordinary shares are not included when calculating the percentage of ownership held by any other person.

Number of Shares Beneficially Owned
	Number		Percentage
5% Shareholder
Shining Globe International Limited/William Lei Ding(1) c/o NetEase, Inc., NetEase Building, No. 599 Wangshang Road, Binjiang District, Hangzhou, People's Republic of China 310052.	1,456,000,000		44.7%
Orbis Investment Management Limited c/o Orbis House, 25 Front Street, Hamilton HM 11, Bermuda and Allan Gray Australia Pty Limited c/o Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia.	167,410,775	(2)	5.1% (2)

Executive Officers and Directors(3)
Charles Zhaoxuan Yang	*		*
Alice Cheng	*		*
Denny Lee	*		*
Joseph Tong	*		*
Lun Feng	*		*
Michael Leung	*		*
Michael Tong	*		*
All current directors and executive officers as a group (8 persons)(4)	1,456,907,000		44.7%

Notes:

*
Less than 1%.

(1)
Shining Globe International Limited is the record owner of 1,456,000,000 ordinary shares, consisting of 1,406,000,000 ordinary shares and 2,000,000 ADSs. Shining Globe International Limited is wholly owned by Shining Globe Holding Limited, which is in turn wholly owned by Shining Globe Trust, or the Trust, for which TMF (Cayman) Ltd. acts as the trustee. William Lei Ding, our founder, chief executive officer and a director, is the sole director of Shining Globe International Limited and the settlor of the Trust, retaining the investment and dispositive powers with respect to the assets of the Trust. The beneficiaries of the Trust are William Lei Ding and his family.

(2)
Based on the number of ADSs included in the Schedule 13F dated May 15, 2020, filed with the SEC by the reporting manager of Orbis Investment Management Limited and Allan Gray Australia Pty Limited.

(3)
The address of our current executive officers and directors is c/o NetEase Building, No. 599 Wangshang Road, Binjiang District, Hangzhou, People's Republic of China 310052.

(4)
Shares owned by all of our current directors and executive officers as a group includes shares beneficially owned by William Lei Ding. This amount includes ordinary shares issuable upon the vesting of RSUs held by our directors and executive officers as a group.

        Solely based on public filings with the SEC as of May 28, 2020, other than William Lei Ding, there are no shareholders who hold more than 10% of our total issued share capital.

        J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Shining Globe International Limited in connection with the Global Offering that is intended to facilitate the settlement of over-allocations. J.P. Morgan Securities plc is obligated to return ordinary shares to Shining Globe International Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Shining Globe International Limited for the loan of these ordinary shares.

DIVIDEND POLICY

        In May 2014, our board of directors approved a quarterly dividend policy commencing in 2014. Under this policy, quarterly dividends were set at an amount equivalent to approximately 25% of our anticipated net income after tax in each fiscal quarter. In the second quarter of 2019, our board of directors determined that quarterly dividends will be set at an amount equivalent to approximately 20%-30% of our anticipated net income after tax in each fiscal quarter. The determination to make dividend distributions and the amount of such distributions in any particular quarter will be made at the discretion of our board of directors and will be based upon our operations and earnings, cash flow, financial condition and other relevant factors. Our board of directors declared dividends on our ordinary shares which were equivalent to US$0.69, US$1.04, US$4.14 and US$1.02 per ADS for the first, second, third and fourth quarters of 2019, respectively. Our board of directors also approved an additional special dividend equivalent to US$3.45 per ADS in the third quarter of 2019. All dividends declared in 2019 have been paid.

        In May 2020, our board of directors approved the Q1 Dividend, and we expect to make dividend payments of approximately US$158 million in aggregate on June 23, 2020 to shareholders of record as of the close of business on June 12, 2020.

        Prior to June 11, 2020, the price of our ADSs traded on the Nasdaq reflects the entitlement of such ADS holders to receive the Q1 Dividend. June 11, 2020 is the first day of trading when the buyers of our ADSs are no longer entitled to the Q1 Dividend, because trades executed on June 11, 2020 will settle the day after the record date of the Q1 Dividend, making it too late for the buyers to receive the dividend. Therefore, the price of our ADSs will be adjusted down on June 11, 2020 to reflect the ex-dividend nature of ADSs bought on or after such date.

        After our listing on the Hong Kong Stock Exchange on June 11, 2020, our ordinary shares will immediately begin to trade on the Hong Kong Stock Exchange ex-dividend. If you purchase our ordinary shares in the Global Offering, provided that the International Offering and Hong Kong Public Offering become unconditional, you will be entitled to receive the Q1 Dividend. If you purchase our ordinary shares through the open market on the Hong Kong Stock Exchange, you will not be entitled to receive the Q1 Dividend. The trading price of our ordinary shares immediately after our listing on the Hong Kong Stock Exchange on June 11, 2020 may be lower than the comparable closing price of our ADSs on June 10, 2020. However, you should not interpret such difference as a discount on the price of our ordinary shares offered to investors. Rather such discrepancy is, at least in part, the result of the different entitlement rights with respect to the Q1 Dividend.

        In the event that there are unforeseen reasons (including but not limited to bad weather, extreme conditions or other events in the nature of force majeure, together "Unforeseen Reasons") that result in the listing date in the Hong Kong market being delayed to a date after June 12, 2020 but no later than June 18, 2020 (the "Delay") and the Delay is solely due to the Unforeseen Reasons, we undertake to pay investors of the Global Offering an amount equal to the Q1 Dividend (based on the investor's corresponding number of Offer Shares allocated in the Global Offering) if the investor would have been entitled to the Q1 Dividend had the Delay not otherwise occurred.

        We are a holding company incorporated in the Cayman Islands, and our ability to pay dividends to our shareholders depends upon dividends, loans or advances that we receive from our subsidiaries and variable interest entities, or VIEs. Please refer to Item 3.D. "Risk Factors—Risks Related to Our Company—Our corporate structure may restrict our ability to receive dividends from, and transfer funds to, our PRC subsidiaries and VIEs, which could restrict our ability to act in response to changing market conditions and reallocate funds internally in a timely manner" in our 2019 Annual Report.

        Holders of our ADSs will be entitled to receive dividends, if any, subject to the terms of the deposit agreement (including the fees and expenses payable thereunder), to the same extent as the holders of our ordinary shares. Cash dividends will be paid to the depositary, which will distribute them to the holders of ADSs according to the terms of the deposit agreement. Other distributions, if any, will be paid by the depositary to the holders of ADSs in any means it deems legal, fair and practical. Due to the relocation of certain of our ordinary shares, including all of the ordinary shares deposited in our ADS program, from our Cayman share register to our Hong Kong share register as further detailed in the section "Exchanges Between Ordinary Shares Trading in Hong Kong and ADSs" below, the time needed to distribute dividends to holders of our ADSs whose underlying ordinary shares remain on the Hong Kong share register may be longer than had been the case prior to such relocation.

EXCHANGES BETWEEN ORDINARY SHARES TRADING IN HONG KONG AND ADSs

Register of Members and Stamp Duty

        Our principal register of members will be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, or Maples, in the Cayman Islands, and our Hong Kong register of members will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.

        Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate deposits of ordinary shares to and withdrawals of ordinary shares from the ADS facility, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading of ADSs representing ordinary shares constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See above "Risk Factors—Risks related to our Ordinary Shares, the ADSs, the Listing, and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to deposits of our ordinary shares into or withdrawal of our ordinary shares from the ADS facility or trading of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange."

Dealings and Settlement of Ordinary Shares in Hong Kong

        Our ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 100 ordinary shares. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

        The transaction costs of dealings in our ordinary shares on the Hong Kong Stock Exchange include:

  (a)
  Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

  (b)
  SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

  (c)
  trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

  (d)
  transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

  (e)
  ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

  (f)
  stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

  (g)
  brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for initial public offering transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

  (h)
  the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

        Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System participant's stock account maintained with the Central Clearing and Settlement System, or CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.

Exchanges between Ordinary Shares Trading in Hong Kong and ADSs

        In connection with the Hong Kong Public Offering, we have established the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited.

        All ordinary shares offered in the Hong Kong Public Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of ordinary shares registered on the Hong Kong share register will be able to exchange those ordinary shares for ADSs, and vice versa.

        In connection with the Hong Kong Public Offering, and to facilitate fungibility and exchanges between ordinary shares trading in Hong Kong and ADSs and trading between the Hong Kong Stock Exchange and the Nasdaq, we intend to move a portion of our issued ordinary shares, including all of the ordinary shares deposited in our ADS program, from our Cayman share register to our Hong Kong share register.

Our ADSs

        Our ADSs are traded on the Nasdaq. Dealings in our ADSs on the Nasdaq are conducted in U.S. Dollars.

        ADSs may be held either:

  •
  directly: (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in the holder's name; or (ii) by having uncertificated ADSs registered in the holder's name; or

  •
  indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

        The depositary for our ADSs is The Bank of New York Mellon, whose office is located at 240 Greenwich Street, New York, New York 10286. The depositary's custodian in Hong Kong is the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited or HSBC, whose office is located at 1 Queen's Road Central, Hong Kong.

Depositing Ordinary Shares Trading in Hong Kong for delivery of ADSs

        An investor who holds the ordinary shares registered in Hong Kong and who wishes to receive delivery of ADSs that trade on the Nasdaq must deposit or have his or her broker deposit the ordinary shares with the depositary's Hong Kong custodian, HSBC, or the custodian, in exchange for ADSs.

        A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  •
  If ordinary shares have been deposited with CCASS, the investor must transfer the ordinary shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed ADS delivery form to the custodian via his or her broker.

  •
  If the ordinary shares are held outside CCASS, the investor must arrange for the registration of a transfer of his/her ordinary shares into the depositary's name and delivery of evidence of that registration to the custodian, and must sign and deliver an ADS delivery form to the depositary.

  •
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the ADS delivery form.

        For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender of ADSs for delivery of Ordinary Shares Trading in Hong Kong

        An investor who holds ADSs and who wishes to receive ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw the ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

        An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedures of the broker or financial institution and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying ordinary shares from the depositary's account with the custodian within the CCASS system to the investor's Hong Kong stock account.

        For investors holding ADSs directly, the following steps must be taken:

  •
  To withdraw the ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

  •
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver the ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

  •
  If an investor prefers to receive the ordinary shares outside CCASS, he or she must so indicate in the instruction delivered to the depositary.

        For the ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For the ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

        Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures for delivery of ordinary shares in a CCASS account is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

        Before the depositary delivers ADSs or permits withdrawal of ordinary shares, the depositary may require:

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

        The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

        All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer or deposit. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Stock Exchange Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of the ordinary shares and ADSs must pay US$5.00 (or portion thereof) per 100 ADSs for each issuance of ADSs and for each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of the ordinary shares from, the ADS facility.

UNDERWRITING

The Global Offering

        The offering of our 171,480,000 ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of initially 5,150,000 ordinary shares (subject to reallocation) in Hong Kong (the "Hong Kong offer shares") as described in "—The Hong Kong Public Offering" below, which we refer to as the "Hong Kong Public Offering"; and

  •
  the offering of initially 166,330,000 ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional ordinary shares mentioned below) (the "international offer shares" and together with the Hong Kong offer shares, the "Offer Shares") as described in the "—The International Offering" below, which we refer to as the "International Offering."

        The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

        China International Capital Corporation Hong Kong Securities Limited, Credit Suisse (Hong Kong) Limited and J.P. Morgan Securities (Asia Pacific) Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

        Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Hong Kong Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Credit Suisse (Hong Kong) Limited
J.P. Morgan Securities (Asia Pacific) Limited
ABCI Securities Company Limited
BOCI Asia Limited
CCB International Capital Limited
Citigroup Global Markets Asia Limited
CMB International Capital Limited
The Hongkong and Shanghai Banking Corporation Limited
Huatai Financial Holdings (Hong Kong) Limited
ICBC International Securities Limited
UBS AG Hong Kong Branch

Total:	5,150,000

        Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters, for whom the Joint Global Coordinators are acting as representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

International Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Credit Suisse (Hong Kong) Limited
J.P. Morgan Securities plc
J.P. Morgan Securities LLC
ABCI Securities Company Limited
BOCI Asia Limited
CCB International Capital Limited
Citigroup Global Markets Limited
CMB International Capital Limited
The Hongkong and Shanghai Banking Corporation Limited
Huatai Financial Holdings (Hong Kong) Limited
ICBC International Securities Limited
US Tiger Securities, Inc.
UBS AG Hong Kong Branch

Total:	166,330,000

        The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

        The 171,480,000 ordinary shares being offered in the Global Offering will represent approximately 5.00% of our ordinary shares issued immediately after the completion of the Global Offering, assuming no exercise by the Joint Global Coordinators of the international underwriters' option to purchase additional ordinary shares and no ordinary shares are issued pursuant to our RSU plans. If such option is exercised in full, the ordinary shares offered hereby will represent 5.71% of our ordinary shares issued immediately following the completion of the Global Offering.

        The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code "9999." The shares will be traded in board lots of 100 shares each. Our ADSs are listed on the Nasdaq under the symbol "NTES." Each ADS represents 25 ordinary shares.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Global Coordinators may agree to allocate a number of our ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Global Coordinators to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of ordinary shares initially offered

        We are initially offering 5,150,000 ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 3.00% of the total number of ordinary shares initially available under the Global Offering. The number of ordinary shares initially offered under the Hong Kong Public Offering, subject to any reallocation of ordinary shares between the International Offering and the Hong Kong Public Offering, will represent approximately 0.15% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no ordinary shares are issued pursuant to our RSU plans).

        The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Completion of the Hong Kong Public Offering is subject to the conditions set out in "—Conditions of the Global Offering" below.

Allocation

        Allocation of ordinary shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

        For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong Public Offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

        Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 2,575,000 Hong Kong offer shares are liable to be rejected.

        Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Reallocation

        The allocation of the ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong Stock Exchange Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of ordinary shares under the Hong Kong Public Offering to a certain percentage of the total number of ordinary shares offered under the Global Offering if certain prescribed total demand levels are reached. We have applied to the Hong Kong Stock Exchange for, and the Hong Kong Stock Exchange has granted us, a waiver from strict compliance with Paragraph 4.2 of Practice Note 18 of the Hong Kong Listing Rules such that, in the event of over-subscription, the alternative clawback mechanism shall be applied.

        5,150,000 Offer Shares are initially available in the Hong Kong Public Offering, representing approximately 3.0% of the Offer Shares initially available under the Global Offering. The allocation of ordinary shares between the Hong Kong Public Offering and the International Offering is subject to adjustment.

        If the number of ordinary shares validly applied for under the Hong Kong Public Offering represents (a) 10 times or more but less than 15 times, (b) 15 times or more but less than 20 times and (c) 20 times or more of the total number of ordinary shares initially available under the Hong Kong Public Offering, then ordinary shares will be reallocated to the Hong Kong Public Offering from the International Offering. As a result of such reallocation, the total number of ordinary shares available under the Hong Kong Public Offering will be increased to 10,290,000 ordinary shares (in the case of (a)), 15,440,000 ordinary shares (in the case of (b)) and 20,580,000 ordinary shares (in the case of (c)), representing 6.0%, 9.0% and 12.0% of the total number of ordinary shares initially available under the Global Offering, respectively (before any exercise of the international underwriters' option to purchase additional ordinary shares). In each case, the additional ordinary shares reallocated to the Hong Kong Public Offering will be allocated between pool A and pool B and the number of ordinary shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators deem appropriate.

        In addition, the Joint Global Coordinators may reallocate ordinary shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering. If the Hong Kong Public Offering is not fully subscribed, the Joint Global Coordinators may reallocate all or any unsubscribed Hong Kong offer shares to the International Offering, in such proportions as the Joint Global Coordinators deem appropriate.

        The ordinary shares to be offered in the Hong Kong Public Offering and those to be offered in the International Offering may, in certain circumstances, be reallocated between these offerings at the discretion of the Joint Global Coordinators. In accordance with the Guidance Letter HKEX-GL91-18 issued by the Hong Kong Stock Exchange, if such reallocation is done other than pursuant to the clawback mechanism above, the maximum total number of the ordinary shares that may be reallocated to the Hong Kong Public Offering following such reallocation shall be not more than double the initial allocation to the Hong Kong Public Offering (i.e., 10,300,000 Shares, representing approximately 6.0% of the total number of ordinary shares initially available under the Global Offering).

Applications

        Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any ordinary shares under the International Offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the International Offering.

        Applicants under the Hong Kong Public Offering are required to pay, on application, the maximum public offering price of HK$126.00 per ordinary share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each ordinary share, amounting to a total of HK$12,726.97 for one board lot of 100 ordinary shares. If the Hong Kong Public Offer Price (as defined below) as finally determined in the manner described in "—Pricing" below is less than the maximum public offering price for the Hong Kong Public Offering of HK$126.00 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

        We and the Hong Kong underwriters have entered into an underwriting agreement dated May 31, 2020, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.

The International Offering

        The International Offering will consist of an initial offering of 166,330,000 ordinary shares offered by us (subject to adjustment and the option of the international underwriters to purchase additional ordinary shares), representing 97.00% of the total number of ordinary shares initially available under the Global Offering. The number of ordinary shares initially offered under the International Offering, subject to any reallocation of ordinary shares between the International Offering and the Hong Kong Public Offering, will represent approximately 4.85% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and no ordinary shares are issued pursuant to our RSU plans).

Allocation

        The International Offering includes the U.S. offering of ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of ordinary shares pursuant to the International Offering will be effected in accordance with a "book-building" process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Prospective professional and institutional investors will be required to specify the number of international offer shares under the International Offering they would be prepared to acquire either at different prices or at a particular price. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

        The Joint Global Coordinators (for themselves and on behalf of the international underwriters) may require any investor who has been offered ordinary shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Global Coordinators so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of ordinary shares under the Hong Kong Public Offering.

Reallocation

        The total number of ordinary shares to be issued or sold pursuant to the International Offering may change as a result of the clawback arrangement described in "—The Hong Kong Public Offering—Reallocation" above, the exercise of the option of the international underwriters to purchase additional ordinary shares in whole or in part and/or any reallocation of unsubscribed ordinary shares originally included in the Hong Kong Public Offering.

International Underwriting Agreement

        We expect to enter into an international underwriting agreement, or the International Underwriting Agreement, with the Joint Global Coordinators, as representatives of the international underwriters, relating to the International Offering dated the price determination date.

Pricing

Determining the Offer Price

        We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the price determination date, which is expected to be on or about June 5, 2020 and, in any event, no later than June 10, 2020, by agreement with the Joint Global Coordinators (for themselves and on behalf of the underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

        We will determine the Hong Kong Public Offer Price (as defined below) by reference to, among other factors, the closing price of the ADSs on the Nasdaq on the last trading day on or before the price determination date, and the Hong Kong Public Offer Price will not be more than HK$126.00 per Hong Kong offer share. The historical prices of our ADSs and trading volume on the Nasdaq are set out below.

Period	High (US$)	Low (US$)	ADTV (ADSs)(1)
Fiscal year ended December 31, 2019	319.24	211.88	715,215
Fiscal year of 2020 (up to May 25, 2020)	401.76	270.43	806,358

Note:

(1)
Average daily trading volume ("ADTV") represents daily average number of our ADSs traded over the relevant period.

        Applicants under the Hong Kong Public Offering must pay, on application, the maximum Hong Kong Public Offer Price (as defined below), of HK$126.00 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$12,726.97 for one board lot of 100 ordinary shares.

        We may set the International Offer Price (being the final offer price per international offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) at a level higher than the maximum Hong Kong Public Offer Price (being the final offer price per Hong Kong offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the Nasdaq on the last trading day on or before the price determination date (on a per-share converted basis) were to exceed the maximum Hong Kong Public Offer Price as stated in this prospectus supplement and/or (b) we believe that it is in our best interest, as a listed company, to set the International Offer Price at a level higher than the maximum Hong Kong Public Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process.

        If the International Offer Price is set at or lower than the maximum Hong Kong Public Offer Price, the Hong Kong Public Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances will we set the Hong Kong Public Offer Price above the maximum Hong Kong Public Offer Price as stated in this prospectus supplement or the International Offer Price.

        We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Global Coordinators (for themselves and on behalf of the underwriters) on the pricing of the Offer Shares by June 10, 2020.

Sales in the United States

        Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Credit Suisse (Hong Kong) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. J.P. Morgan Securities plc will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, J.P. Morgan Securities LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our ordinary shares in the United States.

Compensation and Expenses

        The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 25,722,000 ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent        % of the total gross proceeds of the Global Offering (assuming the option to purchase additional ordinary shares is not exercised). This presentation assumes the public offering price in both the International Offering and the Hong Kong Public Offering is HK$            .

Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$

        The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$110.4 million (US$14.2 million).

International Underwriters' Option to Purchase Additional Ordinary Shares

        In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Global Coordinators on behalf of the international underwriters at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 25,722,000 additional ordinary shares, representing not more than 15% of the total number of ordinary shares initially available under the Global Offering, at the International Offer Price to, among other things, cover over-allocations in the International Offering, if any.

        J.P. Morgan Securities plc expects to enter into a borrowing arrangement with Shining Globe International Limited that is intended to facilitate the settlement of over-allocations. J.P. Morgan Securities plc is obligated to return ordinary shares to Shining Globe International Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Shining Globe International Limited for the loan of these ordinary shares.

        If the international underwriters' option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 5.71% of our total ordinary shares issued immediately following the completion of the Global Offering (assuming no ordinary shares are issued pursuant to our RSU plans). If the international underwriters exercise their option to purchase additional ordinary shares, an announcement will be made.

Lock-Up Agreements

        We have undertaken to the underwriters that, without the prior written consent of the Joint Sponsors, we will not, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, or such earlier date that the Joint Sponsors consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, directly or indirectly take any of the following actions with respect to any ADSs or our ordinary shares or any securities convertible into or exchangeable for or exercisable for any ADSs or our ordinary shares, (such securities are collectively referred to in this prospectus supplement as lock-up securities): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of lock-up securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase lock-up securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in lock-up securities within the meaning of Section 16 of the Exchange Act or (iv) file with the SEC a registration statement under the Securities Act relating to lock-up securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the offering documents relating to this offering, subject to limited exceptions. Notwithstanding the restrictions described above, we may:

  (i)
  sell, or cause to be sold, the ordinary shares to be sold and/or issued in this offering, including, for avoidance of doubt, any ordinary shares to be loaned and sold pursuant to the borrowing arrangement by and among the Joint Sponsors (for themselves and on behalf of the underwriters) and Shining Globe International Limited, which arrangement is intended to facilitate stabilizing activities in connection with this offering;

  (ii)
  issue ordinary shares or ADSs or the grant of options to purchase ordinary shares, restricted shares, restricted share units or any other equity-linked rights issuable under our existing share incentive plans, including the effect of one or more bulk issuances of ordinary shares, or ADSs upon deposit of ordinary shares with the depositary, and delivered to our existing brokerage accounts, in contemplation of future issuance under our existing share incentive plans;

  (iii)
  effect any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares;

  (iv)
  issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the dates of the Hong Kong Underwriting Agreement and the International Underwriting Agreement;

  (v)
  issue any securities in connection with our acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters containing substantially the same obligations as those set forth in the lock-up agreements entered into by our directors and senior officers in connection with this offering; and

  (vi)
  repurchase securities pursuant to our share repurchase programs.

Lock-Up Agreements with Directors and Executive Officers

        All of our directors and all of our executive officers have each agreed with the international underwriters that, during the period commencing on the price determination date and ending at the close of business of the 90th day after the price determination date, without the prior written consent of the Joint Global Coordinators, they will not, among other things, directly or indirectly:

  (i)
  offer, sell, contract sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or ordinary shares or any of our securities that are substantially similar to the ADSs or ordinary shares, or any options or warrants to purchase any ADSs or ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by the lock-up person (including holding as a custodian) or with respect to which the lock-up person has beneficial ownership within the rules and regulations of the SEC and/or the SFO (such securities are collectively referred to in this prospectus supplement as D&O lock-up securities);

  (ii)
  engage in any hedging or other or arrangements which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any D&O lock-up securities);

  (iii)
  enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the D&O lock-up securities;

  (iv)
  make any demand for, or exercise any right with respect to, the registration of any D&O lock-up securities; or

  (v)
  publicly disclose the intention to do any of the foregoing,

in each case subject to limited exceptions as described further below.

        For the purposes of the foregoing lock-up restrictions, D&O lock-up securities shall not include, and nothing in the foregoing lock-up restrictions shall prohibit, any transaction relating only to, (i) ADSs or ordinary shares purchased in open market transactions after the price determination date (excluding, for the avoidance of doubt, any ordinary shares purchased in this offering), or (ii) ADSs or ordinary shares acquired in private transactions after the price determination date from third parties to the extent such acquired ADSs or ordinary shares are not subject to any lock-up or similar transfer restrictions.

        Among certain other exceptions, the restrictions described above do not apply to transfers of any D&O lock-up securities:

  (i)
  as a bona fide gift or gifts;

  (ii)
  to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, or if the locked-up person is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value;

  (iii)
  by will or intestate succession upon the death of the locked-up person;

  (iv)
  by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

  (v)
  by surrender or forfeiture of any D&O lock-up securities to us or sale or transfer of any D&O lock-up securities to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire our ordinary shares or ADSs pursuant to our equity incentive plans described in the offering documents relating to this offering;

  (vi)
  to us or our affiliate arising as a result of the termination of employment or directorship of the locked-up person where we or our affiliate has the option to repurchase such D&O lock-up securities or a right of first refusal with respect to transfers of such D&O lock-up securities;

  (vii)
  with the prior written consent of the Joint Global Coordinators (for themselves and on behalf of the underwriters); or

  (viii)
  to a partnership, limited liability company or other entity of which the locked-up person and the immediate family of the locked-up person are the legal and beneficial owner of all of the outstanding equity securities or similar interests.

Conditions of the Global Offering

        Acceptance of all applications for our ordinary shares is conditional on, among other things:

  •
  the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the ordinary shares in issue and to be issued pursuant to the Global Offering (including any ordinary shares which may be issued pursuant to the exercise of the option of the Joint Global Coordinators to purchase additional ordinary shares) and the ordinary shares to be issued pursuant to our RSU plans, on the Main Board of the Hong Kong Stock

    Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our ordinary shares are listed on the Hong Kong Stock Exchange;

  •
  the pricing of the ordinary shares having been agreed between the Joint Global Coordinators (for themselves and on behalf of the underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the date of this prospectus supplement; and

  •
  the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of this prospectus supplement.

        If, for any reason, we do not agree on the pricing of the ordinary shares with the Joint Global Coordinators (for themselves and on behalf of the underwriters) on or before June 10, 2020, the Global Offering will not proceed and will lapse.

        The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

        Share certificates for the Offer Shares will only become valid at 8:00 a.m. on June 18, 2020, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

        Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on June 11, 2020, it is expected that dealings in the ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on June 11, 2020. The ordinary shares will be traded in board lots of 100 ordinary shares each and the stock code of the ordinary shares will be "9999."

Indemnification

        We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offering price.

        In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of our ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date in the Hong Kong market. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken: (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest; (b) may be discontinued at any time; and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering.

        Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes: (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of our ordinary shares; (b) selling or agreeing to sell our ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of our ordinary shares; (c) purchasing, or agreeing to purchase, our ordinary shares pursuant to the underwriters' over-allotment option in order to close out any position established under paragraphs (a) or (b) above; (d) purchasing, or agreeing to purchase, any of our ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of our ordinary shares; (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases; and (f) offering or attempting to do anything as described in paragraphs (b), (c), (d) or (e) above.

        Specifically, prospective applicants for and investors in our ordinary shares should note that:

  (a)
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in our ordinary shares;

  (b)
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  (c)
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of our ordinary shares;

  (d)
  no stabilizing action can be taken to support the price of our ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on Sunday, July 5, 2020, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for our ordinary shares, and therefore the price of our ordinary shares, could fall;

  (e)
  the price of our ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

  (f)
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, our ordinary shares.

        We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

        In connection with the Global Offering, the underwriters may also purchase and sell ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional ordinary shares (including ordinary shares represented by short sales of ADSs) for which the international underwriters' option to purchase additional ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares or ADSs in the open market and converting such ADSs into ordinary shares. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of ordinary shares or ADSs made by the underwriters in the open market.

        The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares or ADSs. As a result, the price of the ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the Nasdaq, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

        In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the ordinary shares, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.

        In relation to issues by underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.

        All such activities may occur both during and after the end of the stabilizing period described under "Stabilization" above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

        It should be noted that when engaging in any of these activities, the underwriters are subject to restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

        Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

        The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Credit Suisse (Hong Kong) Limited is 88th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of J.P. Morgan Securities plc is 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, United States of America. The address of ABCI Securities Company Limited is 11/F, Agricultural Bank of China Tower, 50 Connaught Road Central, Hong Kong. The address of BOCI Asia Limited is 26/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong. The address of CCB International Capital Limited is 12/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong. The address of Citigroup Global Markets Limited is 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom. The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of The Hongkong and Shanghai Banking Corporation Limited is 1 Queen's Road Central, Hong Kong. The address of Huatai Financial Holdings (Hong Kong) Limited is 62/F The Center, 99 Queen's Road Central, Hong Kong. The address of ICBC International Securities Limited is 37/F, ICBC Tower, 3 Garden Road, Hong Kong. The address of US Tiger Securities, Inc. is 437 Madison Ave 27th Floor, New York 10022, United States of America. The address of UBS AG Hong Kong Branch is 52/F, Two International Finance Centre, 8 Finance Street, Hong Kong.

Selling Restrictions

Notice to Prospective Investors in Canada

        The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any

resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and our company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Joint Global Coordinators have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

        The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in Australia

          (i)  This prospectus supplement:

    •
    does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

    •
    has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

    •
    may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

         (ii)  The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

        The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

        The ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to "professional investors" within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

        In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

  •
  you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

  •
  you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

  •
  you and your ultimate beneficial owners are not a director or existing shareholder of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our Company or a nominee of any of the foregoing;

  •
  you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

  •
  you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

  •
  you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

  •
  you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

  •
  you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

  •
  whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

  •
  you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

  •
  if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as "professional investors" under the Securities and Futures (Professional Investor) Rules;

  •
  you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

  •
  you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners' jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer

    Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

  •
  you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

  •
  you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

  •
  you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

  •
  you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

  •
  you will not copy or otherwise distribute this prospectus supplement to any third party; and

  •
  (A) we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Notice to Prospective Investors in Singapore

        Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ordinary shares or caused the ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any ordinary shares or cause the ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, whether directly or indirectly, to any person in Singapore other than:

  (a)
  to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

  (b)
  to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

  (c)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in China

        This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

        The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the "Commission") for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

        The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Notice to Prospective Investors in Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Notice to Prospective Investors in Brazil

        The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in Qatar

        The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in the Dubai International Financial Centre ("DIFC")

        This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

        We are being represented by Gibson, Dunn & Crutcher with respect to certain legal matters of United States federal securities law and New York state law and Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities law and New York state law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters of Hong Kong law. The underwriters are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the underwriters by JunHe LLP. Gibson Dunn & Crutcher, Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and may rely upon Zhong Lun Law Firm with respect to matters governed by PRC law. Davis Polk & Wardwell LLP may rely upon JunHe LLP with respect to matters governed by PRC law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You can obtain a copy of the registration statement electronically at www.sec.gov. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

PROSPECTUS

NetEase, Inc.
ORDINARY SHARES
including ordinary shares represented by American depositary shares

        We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ordinary shares by selling shareholders (if any).

        We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" of this prospectus.

        ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market, or the Nasdaq, under the symbol "NTES." On May 28, 2020, the last reported sale price of our ADSs on the Nasdaq was US$366.25 per ADS.

        Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" beginning on page 4 in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

        Neither the United States Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC's website or at the SEC as described under "Where You Can Find More Information About Us."

        Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to:

  •
  "ADSs" are to our American depositary shares, each of which represents 25 of our ordinary shares;

  •
  "China" and "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  the "prospectus" are to this prospectus and the applicable prospectus supplement taken together;

  •
  "Renminbi" are to the legal currency of China;

  •
  "shares" and "ordinary shares" are to our ordinary shares, par value US$0.0001 per ordinary share;

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States;

  •
  "U.S. GAAP" are to the generally accepted accounting principles in the United States; and

  •
  "we," "us," "our company" and "our" are NetEase, Inc. and, where context requires, its consolidated subsidiaries (including its consolidated affiliated entities).

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that are, by their nature, subject to significant risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will," "expect," "anticipate," "estimate," "believe," "going forward," "ought to," "may," "seek," "should," "intend," "plan," "projection," "could," "vision," "goals," "aim," "aspire," "objective," "target," "schedules" and "outlook") are not historical facts, are forward-looking and may involve estimates and assumptions and are subject to risks (including but not limited to the risk factors detailed in this prospectus or incorporated by reference herein), uncertainties and other factors some of which are beyond our company's control and which are difficult to predict. Accordingly, these factors could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

        Our forward-looking statements have been based on assumptions and factors concerning future events that may prove to be inaccurate. Those assumptions and factors are based on information currently available to us about the businesses that we operate. The risks, uncertainties and other factors, many of which are beyond our control, that could influence actual results include, but are not limited to:

  •
  our operations and business prospects;

  •
  our business and operating strategies and our ability to implement such strategies;

  •
  our ability to develop and manage our operations and business;

  •
  competition for, among other things, capital, technology and skilled personnel;

  •
  our ability to control costs;

  •
  our dividend policy;

  •
  changes to regulatory and operating conditions in the industry and geographical markets in which we operate; and

  •
  all other risks and uncertainties described in "Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2019, or our 2019 Annual Report.

        Since actual results or outcomes could differ materially from those expressed in any forward-looking statements, we strongly caution investors against placing undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as at the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. Statements of or references to our intentions or those of any of our directors are made as at the date of this prospectus. Any such intentions may change in light of future developments.

        All forward-looking statements in this prospectus and the documents incorporated by reference herein are expressly qualified by reference to this cautionary statement.

 OUR COMPANY

Company Overview

        We have a successful online game business, developing and operating a rich portfolio of highly popular titles. We currently offer over 140 mobile and PC games across a wide range of genres, satisfying the ever growing and diversifying needs of the gamer community. Leveraging on our user insights and execution expertise, we have also incubated and developed in-house a pipeline of innovative and successful businesses, including intelligent learning and other businesses, ranging from music streaming and private label e-commerce to internet media, e-mail service and others. As of December 31, 2019, we had approximately 1.0 billion registered e-mail users and more than 800 million NetEase Cloud Music registered users. We also had over 100 million Youdao, Inc. average monthly active users, or MAUs, in 2019.

Corporate Information

        We commenced our business in June 1997. In July 1999, we incorporated an exempted company with limited liability under the Cayman Islands Companies Law, NetEase, Inc., as our new holding company. We conduct our business in China through our subsidiaries and consolidated affiliated entities. Our ADSs are listed on the Nasdaq under the symbol "NTES." Our principal executive offices are located at NetEase Building, No.599 Wangshang Road, Binjiang District, Hangzhou, People's Republic of China 310052. Our telephone number is (86-571) 8985-3378. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168.

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under the heading "Risk Factors" in our 2019 Annual Report, which is incorporated into this prospectus by reference, and any additional risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

 DESCRIPTION OF SHARE CAPITAL

        We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Law (2020 Revision), as amended, of the Cayman Islands, or the Companies Law, and the common law of the Cayman Islands.

        Our authorized share capital is US$100,030,000 divided into 1,000,300,000,000 ordinary shares of US$0.0001 par value each. As of May 25, 2020, there are 3,257,915,456 issued and fully-paid ordinary shares.

Registered Office

        Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Purposes and Objects of the Company

        We are registered with the Cayman Islands Registrar of Companies and have been assigned company number 90896. Section 3 of our amended and restated memorandum of association provides that the objects for which our company was established are unrestricted and include, among other things, to engage in any lawful trade, business or enterprise as determined by our board of directors. In addition, the purpose of our company is to perform various corporate activities permissible under Cayman Islands law.

Board of Directors

        See Item 6.C. "Directors, Senior Management and Employees—Board Practices" in our 2019 Annual Report, which is incorporated by reference into this prospectus, as well as the relevant information in other documents incorporated by reference into this prospectus.

Ordinary Shares

Rights, Preferences and Restrictions of Ordinary Shares

        General.    All of our issued and outstanding shares are fully paid and non-assessable. Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Each ordinary share has US$0.0001 par value.

        Dividends.    The holders of shares are entitled to such dividends as may be declared by our board of directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being, immediately following such payment, unable to pay its debts as they fall due in the ordinary course of business.

        Voting Rights.    Each share is entitled to one vote on all matters upon which the shares are entitled to vote, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman or any other shareholder present in person or by proxy. A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy.

        Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the shares. A special resolution is required for matters such as a change of our name. Holders of the shares may by ordinary resolution, among other things, elect directors, appoint auditors, and increase our share capital. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company.

        Preemptive Rights.    Holders of our ordinary shares do not have preemptive rights.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares) assets available for distribution among the holders of shares shall be distributed among the holders of the shares pro rata. If the assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    Subject to the provisions of the Companies Law and the memorandum and articles of association, we may issue shares on the terms that they are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as we may determine by special resolution. Subject to the provisions of the Companies Law and the memorandum and articles of association, we may also repurchase any of our shares provided that the manner of such purchase has first been approved by ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if we have commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

        The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

General Meetings of Shareholders

        The directors may whenever they think fit, and they shall on the requisition of our shareholders holding not less than one-tenth of our paid-up capital as at the date of the deposit of the requisition carries the right of voting at general meetings of our company, proceed to convene a general meeting of our company. If the directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of such 21 days. Advanced notice of at least five days is required for the convening of the annual general meeting and other shareholders meetings.

Limitations on the Right to Own Shares

        There are no limitations on the right to own our ordinary shares.

Limitations on Transfer of Shares

        There are no provisions in our memorandum or articles of association that would have an effect of delaying, deferring or preventing a change in control and that would operate only with respect to a merger, acquisition or corporate restructuring.

Disclosure of Shareholder Ownership

        There are no provisions in our memorandum or articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Changes in Capital

        We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

  (a)
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  (b)
  sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our memorandum of association or into shares without nominal or par value; and

  (c)
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

        We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by the Companies Law.

Differences in Corporate Law

        The Companies Law is modeled after that of the English companies legislation but does not follow recent English law statutory enactments and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, or a Plan, which must then be authorized by each constituent company by way of (a) a special resolution of the shareholders of each such constituent company; and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The consent of each holder of a fixed or floating security interest of a Cayman Islands constituent company must be obtained, unless the Grand Court of the Cayman Islands waives such requirement. The Plan must be filed with the Registrar of Companies together with, among other documents, a director's declaration as to the solvency of the constituent company and of the consolidated or surviving company, a director's declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands) if they follow the required procedures set out in the Companies Law, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement in question is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        The Companies Law contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the affected shares within four months, the offeror may, within a two-month period after expiry of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction by way of a scheme of arrangement is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when: (a) a company acts or proposes to act illegally or ultra vires; (b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and (c) those who control the company are perpetrating a "fraud on the minority."

        Indemnification.    Cayman Islands law does not (other than as set forth hereafter) limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

        Insofar as indemnification or liability arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Changes in our Share Capital

        During the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, 2020, we issued 29,805,575, 30,709,100, 29,538,350 and 20,577,150 ordinary shares, respectively, upon the vesting of restricted share units, or RSUs, held by our directors, senior management and employees. As of March 31, 2020, there were 74,512,830 ordinary shares issuable under granted but not yet vested RSUs and 304,776,175 ordinary shares reserved for future grant under our RSU plans.

        During the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, 2020, we repurchased approximately 28,067,925, 114,908,150, 25,375 and 27,777,025 ordinary shares (underlying repurchased ADSs), for a total cost of approximately US$306.1 million, US$1,178.5 million, US$0.2 million and US$341.9 million, respectively, in open-market transactions on the Nasdaq pursuant to share repurchase programs authorized by our board of directors.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The Bank of New York Mellon acts as the depositary bank for our ADSs. Each ADS currently represents 25 ordinary shares and will also represent any other securities, cash or other property deposited with the depositary but not distributed to ADS holders. ADSs are normally evidenced by certificates that are commonly known as American depositary receipts, or ADRs. The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited.

        The Bank of New York Mellon is currently located at 240 Greenwich Street, New York, New York 10286. The principal office of the custodian is currently located at 1 Queen's Road Central, Hong Kong.

        The deposit agreement and the ADR specify our rights and obligations as well as the rights and obligations of owners of our ADSs and those of the depositary. You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. This description assumes you hold your ADRs directly. If you hold the ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, you appoint the depositary to act on your behalf in certain circumstances. Although the deposit agreement is governed by New York law, our obligations to the holders of our ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

        You should read this summary together with the deposit agreement which has been filed as Exhibit 1 to our registration statement on Form F-6EF (File No. 333-212198) filed with the SEC on June 23, 2016 and the form of ADR.

Deposit, Withdrawal and Cancellation

        The depositary will only issue ADSs in whole numbers. Accordingly, any amount of ordinary shares which is not divisible into 25 (or the then current conversion ratio) cannot be deposited for the issuance of ADSs, unless it is aggregated with other shares which together are divisible by 25 (or the then current conversion ratio).

        The depositary will issue ADRs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the number of ordinary shares have been duly transferred to the custodian. In addition, our deposit agreement provides that any ordinary shares deposited for inclusion in the ADS program should be accompanied by appropriate instruments of transfer or endorsement, in the form satisfactory to the custodian, together with any certifications as may be reasonably required by the depositary or the custodian. Ordinary shares cannot be deposited unless, upon deposit, the ordinary shares will be free of all transfer restrictions.

Share Dividends and Other Distributions

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent.

        Cash.    The depositary will promptly convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the depositary shall file such application for approval or license, if any, as it deems desirable. If such conversion is not possible on a reasonable basis or any approval or license of any government or agency is needed and cannot be obtained, the deposit agreement allows the depositary to distribute Renminbi only to those ADR holders to whom it is possible to do so. It will hold Renminbi it cannot convert for the account of the ADR holders who have not been paid. It will not invest Renminbi and it will not be liable for interest.

        Before making a distribution, any withholding taxes that must be paid under United States law will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the Renminbi, you may lose some or all of the value of the distribution.

        Shares.    The depositary may distribute new ADRs representing any shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The depositary will only distribute whole ADRs. It will sell shares which would require it to issue a fractional ADR and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADRs, each ADR will also represent the new shares.

        Rights to Receive Additional Shares.    If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds, in the same way as it does with cash. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

        U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise of rights. For example, you may not be able to trade the ADRs freely in the United States. In this case, the depositary may issue the ADRs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for the changes needed to put the restrictions in place.

        Other Distributions.    The depositary will send to you anything else we distribute on deposited securities by means it thinks are legal and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case the ADRs will also represent the newly distributed property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, shares, rights or other securities under the Securities Act of 1933. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights, or anything else to ADR holders. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Voting Rights

        You may instruct the depositary to vote the shares underlying your ADRs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

        If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will:

  (1)
  describe the matters to be voted on; and

  (2)
  explain how you, on a specified date, may instruct the depositary to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, in compliance with Cayman Islands law or Hong Kong law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

        If the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized us to vote the number of deposited securities represented by your ADSs. The depositary will give us a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

  •
  we do not wish to receive a discretionary proxy;

  •
  we think there is substantial shareholder opposition to the particular question; or

  •
  we think the particular question would have a material adverse impact on our shareholders.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may refuse to provide fee-attracting services until its fees for those services are paid.

Persons depositing or withdrawing shares must pay:	For:
Up to US$0.05 per ADS	• Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property
• Cancellation or withdrawals of ADSs
• Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights
Up to US$0.02 per ADS	• Distributions of cash dividends or other cash distributions
A fee equivalent to the fee for issuance of ADSs	• Distribution of securities to ADR holders, calculated as if these securities were shares being deposited for issuance of ADRs
US$1.50 per certificate presented for transfer	• Transfer of American depositary receipts, or ADRs
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or ordinary shares underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The depositary may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of

        ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Fees and Other Payments Made by the Depositary to Us

        From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•

Change the nominal or par value of our shares;

•

Reclassify, split up or consolidate any of the deposited securities;

•

Distribute securities on the shares that are not distributed to you;

•

Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets; or

•

Take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities.

The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment will cause any of the following results, the amendment will become effective 30 days after the depositary notifies you of the amendment:

  •
  adds or increases fees or charges, except for:

  •
  taxes and other government charges;

  •
  registration fees;

  •
  cable, telex or facsimile transmission costs; or

  •
  delivery costs or other such expenses; or

  •
  prejudices any substantial right of ADR holders.

        At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement, as amended.

        The depositary will terminate the deposit agreement if we ask it to do so. In such case, the depositary must notify you at least 90 days before termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 90 days.

        After termination, the depositary and its agents will be required to do only the following under the deposit agreement:

  •
  advise you that the deposit agreement is terminated; and

  •
  collect distributions on the deposited securities and deliver the deliverable portion of shares and other deposited securities upon cancellation of ADRs.

        One year after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the proceeds of the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs or are unable to surrender their ADRs because they represent less than a unit of shares. It will not invest the money and will have no liability for interest. The depositary's only obligations will be an indemnification obligation and an obligation to account for the proceeds of the sale and other cash. After termination, our only obligations will be an indemnification obligation and our obligation to pay specified amounts to the depositary.

Limitations on Obligations and Liability to ADR Holders

        The deposit agreement expressly limits our obligations and the obligations of the depositary, and it limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically provided for in the deposit agreement without negligence or bad faith;

  •
  are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

  •
  are not liable if either exercises discretion permitted under the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf of any other party; and

  •
  may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

        In the deposit agreement, we and the depositary agree to indemnify each other under designated circumstances.

Requirements for Depositary Actions

        Before the depositary will issue or register the transfer of an ADR, make a distribution on an ADR, or process a withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations that it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver, transfer or register transfers of ADRs generally when our books or the books of the depositary are closed, or at any time if the depositary or we think it advisable to do so.

        You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

  •
  when temporary delays arise because: (1) the depositary or we have closed its or our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on the shares;

  •
  when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

ENFORCEMENT OF CIVIL LIABILITIES

        We are an exempted company incorporated in the Cayman Islands because of the following benefits found there:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders be arbitrated.

        A substantial portion of our current operations is conducted in China through our subsidiaries (including our consolidated affiliated entities) which are incorporated in China, Hong Kong, the British Virgin Islands or the Cayman Islands. All or most of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, our counsel as to Chinese law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or China would:

  (1)
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  (2)
  entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder (Hong Kong) LLP has further advised us that there is uncertainty under Cayman Islands law with regard to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment obtained in a foreign court of competent jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        Zhong Lun Law Firm has advised us further that the recognition and enforcement of foreign judgments are provided for under Chinese Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Zhong Lun Law Firm has further advised us that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

        We have appointed Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

 TAXATION

        The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ADSs and ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Zhong Lun Law Firm, our PRC counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us, our shareholders or our ADS holders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payments of dividends and capital in respect of our ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends from our PRC subsidiaries. The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the applicable PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.

        Under the EIT Law, an enterprise established outside of China with a "de facto management body" within China is considered a "resident enterprise," which means that it is treated in the same manner as a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprise on the basis of de facto management bodies issued on April 22, 2009 and further amended on December 29, 2017 by the State Taxation Administration, or Circular 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although we do not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we cannot assure you that we or our subsidiaries organized outside the PRC will not be regarded as a PRC resident enterprise.

        According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

  •
  the primary location of the day-to-day operational management is in the PRC;

  •
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

  •
  the enterprise's primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

  •
  50% or more of voting board members or senior executives habitually reside in the PRC.

        We do not believe that we meet the criteria outlined in the immediately preceding paragraph. NetEase, Inc. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that we and our offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

        If we are treated as a PRC resident enterprise, any dividends paid to our shareholders or ADS holders which are considered non-resident enterprises or non-PRC resident individuals may be subject to withholding income tax, and gains realized on the transfer of our shares or ADSs by such shareholders or ADS holders may subject to income tax if such dividends or gains are deemed to be from PRC sources, which may adversely and materially affect the value of the investment in our shares or ADSs. The tax rate for gains and dividends is 10% for non-resident enterprise shareholders or ADS holders and 20% for PRC non-resident individual shareholders or ADS holders, subject to any reduction or exemption set forth in applicable tax treaties entered into between PRC and other countries or areas. However, it is unclear whether in practice non-PRC resident shareholders and non-PRC resident ADS holders would be able to obtain the benefits of income tax treaties entered into between PRC and their countries or areas.

        See "Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be treated as a resident enterprise for PRC tax purposes under the Enterprise Income Tax Law, which may subject us to PRC income tax for our global income and result in dividends payable by us to our foreign investors, and gains on the sales of our ordinary shares or ADSs, becoming subject to taxes under PRC tax laws, which may materially reduce the value of your investment" in the 2019 Annual Report.

Hong Kong Taxation

        In connection with the Hong Kong Public Offering, we will establish the Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate the exchange of ADSs for ordinary shares and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or exchange of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to our Ordinary Shares, ADSs, the Listing and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or exchange of our ADSs following our public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange."

Material United States Federal Income Tax Considerations

        The following discussion is a summary of certain United States federal income tax considerations applicable to the purchase, ownership and disposition of shares or ADSs by a U.S. Holder (as defined below) who acquires our shares or ADSs in this offering and holds such shares or ADSs as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, referred to in this section as the Code. This summary does not purport to be a complete analysis of all potential United States federal income tax effects. This summary is based on the Code, United States Treasury regulations (including temporary and proposed regulations) promulgated thereunder, Internal Revenue Service, or IRS, rulings and judicial decisions and the income tax treaty between the United States and the PRC, or the U.S.-PRC Tax Treaty, all as in effect on the date hereof. All of these are subject to change, possibly with retroactive effect, or to different interpretations. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Additionally, the discussion below is written on the basis that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be performed in accordance with the terms.

        This summary does not address all aspects of United States federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax provisions of the Code) or to U.S. Holders that may be subject to special rules under United States federal income tax law, including:

  •
  broker dealers in stocks, securities, commodities or currencies;

  •
  persons (including securities traders) that use a mark-to-market accounting method;

  •
  banks and financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt entities;

  •
  grantor trusts;

  •
  persons holding shares or ADSs as part of a hedging or conversion transaction or a straddle;

  •
  persons deemed to sell shares or ADSs under the constructive sale provisions of the Code;

  •
  certain former citizens or residents of the United States;

  •
  persons holding shares or ADSs in connection with a trade or business conducted outside the United States;

  •
  persons whose functional currency is not the U.S. dollar; and

  •
  direct, indirect or constructive owners of 10% or more of the total combined vote or value of all classes of our equity.

        This summary also does not discuss any aspect of state, local or non-U.S. tax law, or United States federal estate or gift tax law as applicable to U.S. Holders. Prospective purchasers are urged to consult their tax advisors about the United States federal, state and local and non-U.S. tax consequences to them of the purchase, ownership and disposition of shares or ADSs.

        For purposes of this summary, "U.S. Holder" means a beneficial holder of shares or ADSs who or that for United States federal income tax purposes is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more "U.S. persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or if a valid election is in effect to be treated as a domestic trust.

        If a partnership or other entity or arrangement classified as a partnership for United States federal income tax purposes holds shares or ADSs, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences of any such partner. If you are a partner of a partnership holding shares or ADSs, you should consult your own tax advisor regarding the U.S. federal income tax consequences of acquiring, owning or disposing of our shares or ADSs.

ADSs

        A U.S. Holder of ADSs generally will be treated as the owner of the underlying shares represented by those ADSs for United States federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs.

        The U.S. Treasury has expressed concern that parties to whom American depositary shares are released before shares are delivered to the depositary or intermediaries in the chain of ownership between holders and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. holders. Accordingly, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries. Further, any Hong Kong stamp duty applied to the trading or conversion of our ADSs will not be creditable by U.S. Holders.

Taxation of Dividends and Other Distributions on the Ordinary Shares or ADSs

        Subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any distributions (including withheld taxes, if any) paid by our company out of current or accumulated earnings and profits (as determined for United States federal income tax purposes) generally will be taxable to a U.S. Holder as foreign source dividend income on the date such distribution is actually or constructively received, and will not be eligible for the dividends received deduction generally allowed to corporations. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the shares or ADSs and thereafter as capital gain. However, we do not maintain calculations of our earnings and profits in accordance with United States federal income tax accounting principles. U.S. Holders should therefore assume that any distribution by our company with respect to the shares or ADSs will constitute dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate United States federal income tax treatment of any distribution received from our company. This discussion assumes that distributions, if any, will be made in U.S. dollars.

        Certain dividends received by non-corporate U.S. Holders, including individuals, may be eligible for the special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied. A U.S. Holder is not able to claim the reduced rate if we are (or treated with respect to the U.S. Holder as) a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. See "Passive Foreign Investment Companies," below. Dividends may be taxed at the lower applicable capital gains rate provided that (1) our shares or ADSs, as applicable, are readily tradable on an established securities market in the United States, (2) our company is not a PFIC (as discussed below) for either our taxable year in which the dividends were paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Because our ADSs are listed on the Nasdaq, they are expected for purposes of clause (1) above to be readily tradable on an established securities market in the United States. Thus, dividends paid on our ADSs may, subject to applicable limitations, be taxed at the lower applicable capital gains rate, but there can be no assurance in this regard. Further, because our ordinary shares are not listed on a U.S. established securities market, it is unclear whether dividends paid on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates.

        Alternatively, non-corporate U.S. holders may be eligible for the special reduced rates normally applicable to long-term capital gains if we are eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. The United States does not have a comprehensive income tax treaty with the Cayman Islands. However, in the event that in the future we were deemed to be a PRC resident enterprise under the enterprise income tax law, although no assurance can be given, we might be considered eligible for the benefits of the U.S.-PRC Tax Treaty for purposes of these rules. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rates on dividends paid with respect to our ordinary shares or ADSs in light of their particular circumstances.

        In the event that dividends from our company are subject to withholding by the PRC, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of foreign withholding taxes imposed on dividends received on the shares or ADSs. For purposes of calculating the U.S. foreign tax credit, dividends paid on our shares or ADSs will be treated as income from sources outside the United States, and will generally constitute passive category income, or in certain cases, general category income. A U.S. Holder who does not elect to claim a foreign tax credit for foreign income tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes and subject to applicable limitations. The U.S. foreign tax credit rules are complex. U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules in light of their particular circumstances.

Taxation of Disposition of Ordinary Shares or ADSs

        Subject to the PFIC rules discussed below, you will generally recognize taxable gain or loss on any sale or exchange or other taxable disposition of a share or ADS in an amount equal to the difference between the amount realized (determined in the case of a sale or exchange in a currency other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if sold or exchanged on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) for the share or ADS and your adjusted tax basis (in U.S. dollars) in the share or ADS. A U.S. Holder's initial tax basis will be the U.S. Holder's U.S. dollar purchase price for such share or ADS. The gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you have held the share or ADS for more than one year. Long-term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. Any gain or loss that you recognize generally will be treated as United States source gain or loss for United States foreign tax credit purposes. In the event PRC tax were to be imposed on any gain from the disposition of shares or ADSs, a U.S. Holder without sufficient other income from non-U.S. sources may be precluded from obtaining a full or partial tax credit with respect to the gain. However, such gain may be treated as PRC source gain under the U.S.-PRC Tax Treaty, in which case a U.S. Holder eligible for treaty benefits may be able to claim a foreign tax credit, subject to applicable limitations. Because the determination of treaty benefit eligibility is fact intensive and depends upon a holder's particular circumstances, U.S. Holders should consult their tax advisors regarding U.S.-PRC Tax Treaty benefit eligibility. U.S. Holders are also encouraged to consult their own tax advisors regarding the tax consequences in the event PRC tax were to be imposed on a disposition of shares or ADSs, including the availability of the U.S. foreign tax credit and the ability and whether to treat any gain as PRC source gain for the purposes of the U.S. foreign tax credit in consideration of their particular circumstances.

Tax on Net Investment Income

        A 3.8% tax is imposed on the "net investment income" (as defined in section 1411 of the Code) of individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. U.S. Holders should consult their tax advisors regarding the applicability of this net investment income tax in respect of an investment in our company in light of their particular circumstances.

Passive Foreign Investment Companies

        A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable "look-through rules," either (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average value (generally, determined on a quarterly basis) of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income.

        We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Although the law in this regard is not clear, we treat our variable interest entities, or VIEs, as being owned by us for U.S. federal income tax purposes because we exercise effective control over the VIEs and are entitled to substantially all of their economic benefits. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined that we are not the owner of the VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.

        Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns shares or ADSs, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the "deemed sale election" described below.

        Assuming that we are the owner of the VIEs for U.S. federal income tax purposes, and based on certain estimates of our gross income and the value of our gross assets (which may be determined in large part by the market price of our ADSs and shares), we do not expect to be a PFIC for taxable year 2020 for United States federal income tax purposes. The determination of whether we will be classified as a PFIC is made annually and depends on particular facts and circumstances. In particular, the fair market value of some of our company's assets, including goodwill, may be determined in large part by the market price of the ADSs, which is likely to fluctuate. In addition, the composition of our company's income and assets will be affected by how, and how quickly, our company spends any cash that is raised or otherwise held by us. Therefore, we could be a PFIC for any taxable year if the market price of our ADSs and shares declines significantly while we hold a substantial amount of cash and cash-equivalents. Furthermore, while we believe our valuation approach is reasonable, it is possible that the IRS could challenge our determination concerning our PFIC status. For these reasons, there can be no assurance that we are not a PFIC in 2020 or that we will not be a PFIC for any future taxable year.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

        If our company is classified as a PFIC for any taxable year during which a U.S. Holder owns shares or ADSs, the U.S. Holder, absent certain elections (including a mark-to-market election as described below), will generally be subject to adverse rules (regardless of whether our company continues to be classified as a PFIC) with respect to (i) any "excess distributions" (generally, any distributions received by the U.S. Holder on the shares or ADSs in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the shares or ADSs) and (ii) any gain realized on the sale or other disposition of shares or ADSs.

        Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which our company is classified as a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years during which our company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year.

        If we are a PFIC in any year with respect to a U.S. Holder, and any of our subsidiaries or VIEs are also PFICs ("lower-tier PFICs"), such U.S. Holder will be treated as owning directly a proportionate share (by value) of the shares of the lower-tier PFICs for purposes of these rules and would be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by the lower-tier PFIC and (ii) dispositions of shares of the lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder would not receive any proceeds of those distributions or dispositions. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries and VIEs.

        Non-corporate U.S. Holders will not be eligible for the reduced tax rate on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

        If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a "deemed sale election") to be treated for U.S. federal income tax purposes as having sold such U.S. Holder's ordinary shares or ADSs on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

Mark-to-Market Election

        In certain circumstances, a U.S. Holder may be eligible to make a mark-to-market election with respect to its shares or ADSs if such shares or ADSs qualify as "marketable stock" under applicable U.S. federal income tax rules. For purposes of these rules, "marketable stock" is stock which is "regularly traded" (traded in greater than de minimis quantities on at least 15 days during each calendar quarter) on a "qualified exchange" or other market within the meaning of applicable U.S. Treasury regulations. A "qualified exchange" includes a national securities exchange that is registered with the SEC or the national market system established pursuant to Section 11A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and certain foreign securities exchanges. A foreign exchange is considered "qualified" if it is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance, and other requirements, and the laws of the country in which such non-U.S. exchange is located, together with the rules of such non-U.S. exchange, ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange ensure active trading of listed stock. The U.S. Treasury Department has not identified specific foreign exchanges that meet this criteria.

        A U.S. Holder that makes an effective mark-to-market election must include in gross income, as ordinary income, rather than capital gain, for each taxable year an amount equal to the excess, if any, of the fair market value of the shares or ADSs, as applicable, at the close of the taxable year over the U.S. Holder's adjusted basis in the shares or ADSs.

        An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder's adjusted tax basis in such shares or ADSs over their fair market value at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income pursuant to the mark-to-market election. The adjusted tax basis of a U.S. Holder's shares or ADSs with respect to which the mark-to-market election applies would be adjusted to reflect amounts included in gross income or allowed as a deduction because of such election. If a U.S. Holder makes an effective mark-to-market election with respect to our shares or ADSs, gains from an actual sale or other disposition of such shares or ADSs in a year in which we are a PFIC would be treated as ordinary income, and any losses incurred on such sale or other disposition would be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

        If we are classified as a PFIC for any taxable year in which a U.S. Holder owns shares or ADSs but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares or ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. Our ADSs are listed on the Nasdaq, which is a qualified exchange or other market for purposes of the mark-to-market election. Consequently, if the ADSs continue to be so listed, and are "regularly traded" for purposes of these rules (for which no assurance can be given) we expect that the mark-to-market election would be available to a U.S. Holder with respect to our ADSs.

        There is no explicit provision in the Code, Treasury regulations or other official guidance that would permit making a mark-to-market election with respect to the shares of any of our subsidiaries or VIEs that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for, and the effect of making, a mark-to-market election with respect to our shares or ADSs, and whether making the election would be advisable, including in light of their particular circumstances.

"QEF" Election

        The PFIC rules permit a holder of PFIC stock in certain circumstances to avoid some of the disadvantageous tax treatment described above by making a "qualified electing fund," or QEF, election to be taxed currently on its share of the PFIC's undistributed income. We do not, however, intend to provide the information regarding our income that the U.S. Investor would need to make a QEF election if we are classified as a PFIC.

PFIC Reporting Requirements

        If we are a PFIC in any year with respect to a U.S. Holder, such U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on our shares or ADSs and any gain realized on the disposition of our shares or ADSs, and certain U.S. Holders will be required to file an annual information return (also on IRS Form 8621) relating to their ownership of our shares or ADSs.

        U.S. Holders should consult their tax advisors regarding the potential application of the PFIC regime, including eligibility for and the manner and advisability of making a mark-to-market election and related reporting requirements.

        NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY AND EFFECTS OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

SELLING SHAREHOLDERS

        Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We and any selling shareholders may sell the securities offered through this prospectus from time to time in one or more of the following ways:

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  to or through underwriters or dealers;

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  through agents;

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  directly to one or more purchasers, including our affiliates; or

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  through a combination of any these methods of sale.

        We may distribute the securities from time to time in one or more of the following ways:

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  at a fixed price or prices, which may be changed;

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  at prices relating to prevailing market prices at the time of sale;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        The prospectus supplement will include the following information, if applicable:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any offering price to the public;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

By Underwriters or Dealers

        If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

        If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

        We may also sell securities directly without using agents, underwriters, or dealers.

General Information

        We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

 LEGAL MATTERS

        We are being represented by Gibson, Dunn & Crutcher and Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us if we ask it to.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You can obtain a copy of the registration statement electronically at www.sec.gov. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

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  our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 29, 2020;

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  the description of our securities set forth in our registration statement on Form 8-A filed on March 27, 2000 and amended on June 28, 2000 (File No. 000-30666), together with all amendments and reports filed for the purpose of updating that description;

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  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on May 29, 2020, titled "Unaudited Condensed Consolidated Financial Statements as of March 31, 2020 and for the three months ended March 31, 2019 and 2020";

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  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on May 29, 2020, titled "NetEase, Inc. Supplemental and Updated Disclosures";

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  any future annual reports on Form 20-F, together with any amendments thereto, filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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  any future reports on Form 6-K that we furnish to the SEC after this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

NetEase, Inc.
NetEase Building, No. 599 Wangshang Road
Binjiang District, Hangzhou, 310052
People's Republic of China
(86 571) 8985-3378

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

        The SEC maintains the website, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our website is www.ir.netease.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.